ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

           THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the "Assignment and Assumption Agreement"), dated as of August 1, 2003, by EMC Mortgage Corporation, a Delaware corporation (the "Assignor"), JPMorgan Chase Bank, as trustee (the "Assignee") for the holders of Bear Stearns Asset Backed Securities Trust 2003-SD1, Asset-Backed Certificates, Series 2003-SD1 (the "Certificates"), Bear Stearns Asset Backed Securities, Inc. (the "Depositor"), Washington Mutual Bank, FA (the "Company" or a "Seller"), Washington Mutual Bank ("WMB" or a "Seller") and Washington Mutual Bank fsb ("WFSB", together with the Company and WMB, the "Sellers").

           Whereas, the Assignor purchased certain mortgage loans listed on Exhibit A attached hereto (the "Mortgage Loans") from the Sellers pursuant to that certain Mortgage Loan Purchase and Sale Agreement (the "Mortgage Loan Purchase Agreement"), dated as of June 1, 2003, by and among the Company, WFSB, WMB and the Assignor and that certain Term Sheet dated as of June 27, 2003 by and among the Company, WMB, WFSB and the Assignor;

           Whereas, the Assignor and the Company entered into that certain Servicing Agreement, dated as of June 1, 2003, (the "Servicing Agreement"), pursuant to which the Company agreed to service the Mortgage Loans;

           Whereas, the Assignee intends to enter into a Pooling and Servicing Agreement, dated as of August 1, 2003 (the "Pooling and Servicing Agreement"), among the Assignor, the "Depositor, the Assignee and Wells Fargo Bank, National Association, as master servicer and securities administrator (the "Master Servicer"), in connection with a Pass-Through Transfer of the Mortgage Loans (the "Mortgage Loan Pass-Through Transfer") and other mortgage loans specified therein. Pursuant to the Pooling and Servicing Agreement, the Assignor is assigning the Mortgage Loans and its rights under the Servicing Agreement to the Depositor, which is assigning such Mortgage Loans and rights to the Assignee, and the Master Servicer will master service the Mortgage Loans in accordance with the terms thereof;

           Whereas, in connection with the Mortgage Loan Pass-Through Transfer, Bear Stearns Asset Backed Securities Trust 2003-SD1 (the "Trust") intends to issue Certificates which are to be offered pursuant to a prospectus supplement (the "Prospectus Supplement") dated August 26, 2003 to a Base Prospectus dated June 24, 2003 (the "Base Prospectus" and together with the Prospectus Supplement, the "Prospectus"); and

           Whereas, the Depositor has directed the Assignor to assign the Mortgage Loans and its rights under the Servicing Agreement to the Assignee on its behalf.

           In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans now serviced by the Company for the Assignor and its successors and assigns pursuant to the Servicing Agreement shall be subject to the terms of this Assignment and Assumption Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Servicing Agreement.

Assignment and Assumption

           1.  Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Mortgage Loans, (b) the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans and (c) the Servicing Agreement with respect to the Mortgage Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title and interest, to and under the Mortgage Loan Purchase Agreement or the Servicing Agreement with respect to any mortgage loan other than the Mortgage Loans listed on Exhibit A. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in Section 3.1 and 3.2 of the Mortgage Loan Purchase Agreement and the Assignor is retaining the right to enforce the representations and warranties set forth in those sections against the Sellers. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

           Assignor acknowledges and agrees that upon execution of this Agreement, the Assignee shall become the "Owner" under the Servicing Agreement with respect to the Mortgage Loans, and all representations, warranties and covenants by the "Company" to the "Owner" under the Servicing Agreement with respect to the Mortgage Loans including, but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this Agreement on and after the date of this Assignment and Assumption Agreement.

Representations Warranties and Covenants

           2.  The Assignor warrants and represents to, and covenants with, the Assignee, the Company, WMB, WFSB and the Depositor that as of the date hereof:

(a)	Attached hereto as Exhibit B is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)	Attached hereto as Exhibit C is a true and accurate copy of the Mortgage Loan Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(c)	The Assignor was the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignee's interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

(d)	There are no offsets, counterclaims or other defenses available to the Company, WMB or WFSB with respect to the Mortgage Loans, the Mortgage Loan Purchase Agreement or the Servicing Agreement;

(e)	The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

(f)	The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

(g)	The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Assignor. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee, the Depositor, the Company, WMB and WFSB will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(h)	No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

(i)	The Assignor has received from Company, WMB, and WFSB, and has delivered to the Assignee, all documents required to be delivered to Assignor by the Company, WMB and WFSB prior to the date hereof pursuant to the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans (to the extent requested to be delivered to the Assignee pursuant to the Pooling and Servicing Agreement) and has not received, and has not requested from the Company or WMB or WFSB, any additional documents.

           3.  The Assignee warrants and represents to, and covenants with, Assignor, the Depositor, the Company, WMB, and WFSB as of the date hereof:

(a)	The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Mortgage Loans on behalf of the holders of Bear Stearns Asset Backed Securities Trust 2003-SD1, Asset-Backed Certificates, Series 2003-SD1;

(b)	The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject. The execution, delivery and performance by the Assignee of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the Assignor, the Company, WMB, the Depositor and WFSB will constitute the valid and legally binding obligation of Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)	No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)	The Assignee assumes all of the rights of the Owner under the Mortgage Loan Purchase Agreement and the Servicing Agreement with respect to the Assigned Loans other than the right to enforce the representations and warranties of the Sellers contained in Sections 3.1 and 3.2 of the Mortgage Loan Purchase Agreement.

           4.  The Company warrants and represents to, and covenants with, the Assignor, the Depositor and the Assignee as of the date hereof:

(a)	Attached hereto as Exhibit B is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)	Attached hereto as Exhibit C is a true and accurate copy of the Mortgage Loan Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect;

(c)	The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Servicing Agreement;

(d)	The Company has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Assignment and Assumption Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor, the Assignee, WMB, the Depositor and WFSB will constitute the valid and legally binding obligation of Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(e)	No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

(f)	Each of the representations and warranties made by the Company in Section 5.7 of the Servicing Agreement and each of the representations and warranties made by the Company in Section 3.2 of the Mortgage Loan Purchase Agreement are true and correct as of the date hereof; and

(g)	With respect to each Mortgage Loan purchased from the Company by the Assignor, each of the representations and warranties made by the Company in Section 3.1 of the Mortgage Loan Purchase Agreement was true and correct on the date on which such Mortgage Loan was purchased from the Company.

           5.  WMB warrants and represents to, and covenants with the Assignor, the Depositor and the Assignee as of the date hereof:

(a)	WMB is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)	WMB has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of WMB's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of WMB's charter or by-laws or any legal restriction, or any material agreement or instrument to which WMB is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which WMB or its property is subject. The execution, delivery and performance by WMB of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of WMB. This Assignment and Assumption Agreement has been duly executed and delivered by WMB, and, upon the due authorization, execution and delivery by the Assignor, the Depositor, WFSB, the Company and the Assignee, will constitute the valid and legally binding obligation of WMB, enforceable against WMB in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)	No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by WMB in connection with the execution, delivery or performance by WMB of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

(d)	Each of the representations and warranties made by WMB in Section 3.2 of the Mortgage Loan Purchase Agreement are true and correct as of the date hereof; and

(e)	With respect to each Mortgage Loan purchased from WMB by the Assignor, each of the representations and warranties made by WMB in Section 3.1 of the Mortgage Loan Purchase Agreement was true and correct on the date on which such Mortgage Loan was purchased from WMB.

           6.  WFSB warrants and represents to, and covenants with the Assignor, the Depositor and the Assignee as of the date hereof:

(a)	WFSB is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)	WFSB has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of WFSB's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of WFSB's charter or by-laws or any legal restriction, or any material agreement or instrument to which WFSB is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which WFSB or its property is subject. The execution, delivery and performance by WFSB of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of WFSB. This Assignment and Assumption Agreement has been duly executed and delivered by WFSB, and, upon the due authorization, execution and delivery by the Assignor, the Depositor, the Company, WMB and the Assignee, will constitute the valid and legally binding obligation of WFSB, enforceable against WFSB in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)	No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by WFSB in connection with the execution, delivery or performance by WFSB of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

(d)	Each of the representations and warranties made by WFSB in Section 3.2 of the Mortgage Loan Purchase Agreement are true and correct as of the date hereof; and

(e)	With respect to each Mortgage Loan purchased from WFSB by the Assignor, each of the representations and warranties made by WFSB in Section 3.1 of the Mortgage Loan Purchase Agreement was true and correct on the date on which such Mortgage Loan was purchased from WFSB.

           7.  The Depositor warrants and represents to, and covenants with, the Assignee, the Assignor, the Company, WMB, and WFSB as of the date hereof:

(a)	The Depositor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

(b)	The Depositor has full corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Assignment and Assumption Agreement is in the ordinary course of the Depositor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Depositor's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Depositor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its property is subject. The execution, delivery and performance by the Depositor of this Assignment and Assumption Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Depositor. This Assignment and Assumption Agreement has been duly executed and delivered by the Depositor, and, upon the due authorization, execution and delivery by the Assignor, the Assignee, WMB, the Company and WFSB will constitute the valid and legally binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law

(c)	No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Depositor in connection with the execution, delivery or performance by the Depositor of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)	A registration statement on Form S-3 (File No. 333-91334), including the Base Prospectus (the "Registration Statement"), has been field with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Securities Act"), and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated, or to the Depositor's knowledge, threatened, by the Commission.

           8.  The Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of the Assignor set forth in this Assignment and Assumption Agreement or the breach of any covenant or condition of the Assignor contained herein.

           9.  The Company shall establish an Account (entitled "Washington Mutual Bank, FA, as Servicer, in trust for JPMorgan Chase Bank, as trustee for Bear Stearns Asset Backed Securities Trust 2003-SD1, Asset-Backed Certificates, Series 2003-SD1") and an Escrow Account (entitled "Washington Mutual Bank, FA, as Servicer, in trust for Bear Stearns Asset Backed Securities Trust 2003-SD1, Asset-Backed Certificates, Series 2003-SD1") with respect to the Mortgage Loans, which accounts shall be separate from the Account and Escrow Account previously established under the Servicing Agreement in favor of the Assignor.

           10.  The Company hereby acknowledges that Wells Fargo Bank Minnesota, National Association and any successor thereto (the "Master Servicer"), has been appointed as master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Company agrees to service the Mortgage Loans for the Master Servicer in accordance with the provisions of the Servicing Agreement as modified by the terms of this Assignment and Assumption Agreement. The Company agrees to service the Mortgage Loans on a scheduled/scheduled basis in accordance with Section 3.2(d) of the Servicing Agreement.

Recognition of Assignee

           11.  From and after the date hereof, the Company shall recognize the Assignee as owner of the Mortgage Loans, and acknowledges that the Mortgage Loans are intended to be part of a REMIC, and will service the Mortgage Loans in accordance with the Servicing Agreement. It is the intention of the Assignor, the Company, WMB, WFSB, the Depositor and the Assignee that this Assignment and Assumption Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of the Assignee.

Modification of Servicing Agreement

           12.  The Company and the Assignor hereby amend the Servicing Agreement, solely to the extent it relates to the Mortgage Loans, as follows:

           (a)   Article I is amended by adding the following definitions:

Compensating Interest: As defined in Section 2.4(b)(ix).

Compensating Interest Cap: An amount equal to 1/12 of the product of (i) the aggregate Unpaid Principal Balance of all of the Mortgage Loans as of the first day of the related Due Period and (ii) 0.25%.

Determination Date: The thirteenth (13th) day of each month (or if such day is not a Business Day, the next Business Day), commencing in the month following the end of the calendar month in which the initial Cut-Off Date occurs. A Determination Date is related to a Monthly Remittance Date if such Determination Date and such Monthly Remittance Date occur in the same calendar month.

Monthly Advance: The aggregate of the advances made by the Servicer on any Monthly Remittance date pursuant to Section 2.16(a).

Trustee: JPMorgan Chase Bank.

           (b)  The following definitions in Article I are deleted in their entirety and replaced with the following definitions:

Business Day: A day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of Washington, California, Illinois, Texas, New York, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

Monthly Remittance Date: The eighteenth (18th) day of each month (or if such day is not a Business Day) commencing in the month following the end of the calendar month in which the initial Cut-Off Date occurs. A Determination Date is related to a Monthly Remittance Date if such Determination Date and such Monthly Remittance Date occur in the same calendar month.

Nonrecoverable Advance: Any portion of any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer hereunder that the Servicer determines in its good faith judgment will not be ultimately recoverable from Late Collections.

           (c)   Section 2.4 shall be modified as follows:

           Section 2.4(b) shall be modified by adding the words "(except as otherwise provided below)" after the phrase "The Servicer shall, upon receipt (and in any event, no later than the end of the second Business Day following receipt thereof".

           Section 2.4(b)(i) and (ii) shall be modified by deleting the word "collected" from each such sentence.

           Section 2.4(b)(vii) shall be modified by deleting the words "Sections 2.4(c)" and replacing those words with "Sections 2.4(d)" and by deleting the word "and" at the end of the sentence.

           Section 2.4(b)(viii) shall be modified by adding the word "and" to the end of the sentence.

          The following is added as Section 2.4(b)(ix):

           "with respect to each Principal Prepayment in Full in any Due Period, an amount (to be paid by the Servicer out of its own funds and deposited in the Account by the Monthly Remittance Date in the next succeeding month following such Due Period without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment in Full, equals one month's interest on the amount of principal so prepaid at the applicable Net Rate as of the first day of such Due Period, provided, however, that the aggregate of deposits made by the Servicer pursuant to this clause (ix) in respect of any Monthly Remittance Date shall not exceed the Compensating Interest Cap. ("Compensating Interest")"

           Section 2.4(c) is renamed Section 2.4(d) and the following is added as Section 2.4(c):

           "The Servicer shall, no later than 24 hours prior to the next Monthly Remittance Date, deposit in the Account all Monthly Advances."

           (d)   Section 2.5 is modified as follows:

           Section 2.5(ii) is modified by inserting the words "or Monthly Advances" after the phrase "to reimburse itself for any unreimbursed Servicing Advances".

           Section 2.5(v) is modified by inserting the words "or Monthly Advances" after the phrase "to reimburse itself for any Servicing Advance".

           (e)   Section 2.12 is modified as follows:

           Section 2.12(e)(ii) is modified by inserting the words "or Monthly Advances" after the words "Servicing Advances".

           Section 2.12(h) is modified by inserting the words "Monthly Advances and any unreimbursed" after the phrase "provided that the Servicer shall on the date said termination takes effect be reimbursed for any unreimbursed".

           (f)   Section 2.16 is renumbered to be Section 2.17 and the following language is added as Section 2.16 of the Servicing Agreement:

           "Section 2.16. Monthly Advances by the Servicer

(a) Not later than the close of business on the Business Day preceding each Monthly Remittance Date, the Servicer shall deposit in the Account an amount equal to all payments not previously advanced by the Servicer of principal and interest at the Net Rate that were (i) due on any Mortgage Loan during the Due Period that commences in the same month in which such Monthly Remittance Date occurs, (ii) not received as of the close of business on the related Determination Date (whether or not deferred) and (iii) not due on or prior to the related Cut-off Date (the aggregate of all such amounts, the "MONTHLY ADVANCE"). In lieu of making all or a portion of any Monthly Advance, the Servicer may cause to be made an appropriate entry in its records relating to the Account that funds in such account, including but not limited to any amounts received in respect of scheduled principal and interest on any Mortgage Loan due after the related Due Period for the related Monthly Remittance Date, have been used by the Servicer in discharge of its obligation to make any such Monthly Advance. Any funds so applied shall be replaced by the Servicer by deposit, in the manner set forth above, in the Account no later than the close of business on the Business Day immediately preceding the next Monthly Remittance Date to the extent that funds in the Account on such date are less than the amounts required to be distributed on such Monthly Remittance Date. The Servicer shall be entitled to be reimbursed from the Account for all Monthly Advances of its own funds made pursuant to this Section as provided in Section 2.5.

(b) The obligation of the Servicer to make such Monthly Advances is mandatory, and, with respect to any Mortgage Loan or REO Property, shall continue through the earlier of (i) the date on which a Final Recovery Determination in connection with such Mortgage Loan is made and (ii) the due date of the last Monthly Payment due prior to the payment in full of such Mortgage Loan.

(c) Notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Servicer if such Monthly Advance would, if made, constitute a Nonrecoverable Advance."

           (g)   Section 2.17 is renumbered as Section 2.18 of the Servicing Agreement and the following are added as the second, third and fourth paragraphs of Section 2.17 of the Servicing Agreement:

           "Notwithstanding anything in this Agreement to the contrary, the Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause the trust fund created in connection with a securitization transaction to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

           The Servicer shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC. The Servicer shall not enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor cause the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

           Any REO Property shall be disposed of by the Servicer before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Servicer is otherwise directed by the Assignee."

           (h)   Section 3.1(a) of the Servicing Agreement is deleted in its entirety and replaced with the following paragraph:

           "On each Monthly Remittance Date, the Servicer shall distribute to the Owner all amounts credited to the Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Account pursuant to Section 2.5, plus all Monthly Advances and Compensating Interest, if any, deposited in the Account prior to such Monthly Remittance Date pursuant to Section 2.4, minus (i) any amounts attributable to Principal Prepayments received after the last day of the Due Period immediately preceding the related Monthly Remittance Date and (ii) any amounts attributable to Monthly Payments collected but due on a Due Date(s) subsequent to the preceding Determination Date."

           (i)   Section 3.2 of the Servicing Agreement shall be modified by deleting the phrase, "on or before each Monthly Remittance date" and replacing it with the phrase "on or before the tenth (10th) calendar day of each month".

           (j)   Section 4.3 of the Servicing Agreement shall be modified by adding the words "Monthly Advances and" to the end of clause (ii).

           (k)   Sections 4.4(a), 4.4(b) and 4.5 shall be modified by replacing "March 15" in each Section with "March 10 (or if Sunday is not a Business Day, the immediately succeeding Business Day)."

           (l)    Section 5.1(a) of the Servicing Agreement shall be modified by deleting the words "Sections 2.17" from clause (ii) and replacing it with the words "Sections 2.18".

           (m)   Section 5.3 of the Servicing Agreement shall be modified by deleting the words "Sections 2.17" from clause (iv) and replacing it with the words "Sections 2.18"

           (n)   Section 6.1 of the Servicing Agreement shall be modified by adding clause (viii), which shall read in its entirety as follows:

           "any failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of sixty (60) (or, in the case of any failure to pay the premium for any insurance policy which is required to be maintained hereunder, thirty (30)) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; provided that any failure by the Servicer to duly perform its obligations under Section 4.4 or Section 4.5 shall be deemed to be a material breach of this Agreement."

           /(o)   Section 9.1(d) of the Servicing Agreement shall be modified by adding the words "or Monthly Advances" at the end of clause (i).

Indemnification

          13. In accordance with Section 6.1 of the Mortgage Loan Purchase Agreement and Section 8.1 of the Servicing Agreement, WMB, the Company, the Assignor and the Depositor agree as follows:

           (A) (i) WMB and the Company (the "MLPA Sellers"), as sellers of the Mortgage Loans to the Assignor pursuant to the Mortgage Loan Purchase Agreement, and (ii) the Company, as servicer (the "Servicer") pursuant to the Servicing Agreement shall each, severally and not jointly, indemnify and hold harmless the Assignor, the Depositor and any person who "controls" the Assignor or the Depositor within the meaning of Section 15 of the Securities Act of 1933, as amended or any director or officer of the Assignor or the Depositor (each, a "Depositor Indemnified Party"), against any losses, claims, damages, liabilities or action (including reasonable counsel fees incurred in connection therewith) to which such Depositor Indemnified Party may become subject under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (a) in the case of the WMB, the "Sellers' Information" (as defined below) (insofar as it relates to WMB) and (b) in the case of the Company, the Sellers' Information (insofar as it relates to the Company) and the "Servicer's Information" (as defined below) and

           (B) the Depositor and the Assignor shall each indemnify and hold harmless WMB, the Company and any person who "controls" WMB or the Company within the meaning of Section 15 of the Securities Act of 1933, as amended or any director or officer of WMB or the Company (each, a "Company Indemnified Party"), against any losses, claims, damages, liabilities or action (including reasonable counsel fees incurred in connection therewith) to which such Company Indemnified Party may become subject under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus and any amendment or supplement to the Prospectus, other than an untrue statement of fact contained in the Seller's Information or the Servicer's Information or (ii) any omission or alleged omission to state in the Prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, but only to the extent that such untrue statement or omission is other than a statement or omission arising out of or based upon the Sellers' Information or the Servicer's Information.

           The Company, WFB, the Assignor and the Depositor agree that the "Seller's Information" shall mean the information contained under the caption "The Mortgage Pool—Underwriting Guidelines—Washington Mutual Sellers (but only information relating to WMB or the Company)" in the Prospectus Supplement and the "Servicer's Information" shall mean the information contained under the caption "Servicing of the Mortgage Loans—the Master Servicer and the Servicers—Washington Mutual Bank, FA" in the Prospectus Supplement.

           (C) The indemnities set forth in clauses (A) and (B) above will be in addition to any liability which the WMB, the Company, the Depositor or the Assignor may otherwise have.

           (D) Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the nature of the claim, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under this Section except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to it, and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 12(D) for any other legal or other expenses subsequently and independently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation by the indemnified party undertaken with notice to and approval by the indemnifying party; PROVIDED, HOWEVER, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party). It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in subsections (A), (B) and (C) above, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (E) The Company, WFB, the Assignor and the Depositor agree that, in the event of any inconsistencies between the provisions of either Section 8.1 of the Servicing Agreement or Section 6.1 of the Mortgage Loan Purchase Agreement and this Section 12, the provisions of this Section 12 shall govern.

Third Party Beneficiary

           14. The parties hereto hereby acknowledge and agree that the Company, as Servicer pursuant to the Servicing Agreement shall be entitled to payment of its servicing compensation (including, without limitation, its Servicing Fee) and reimbursement of Monthly Advances and Servicing Advances with respect to the Assigned Loans as specified in the Servicing Agreement, in each case in accordance with Sections 4.02 and 4.05 of the Pooling and Servicing Agreement. In addition, the parties hereto hereby acknowledge and agree that the provisions of Section 3.07 of the Pooling and Servicing Agreement shall govern the release to, and if applicable, return by, the Company of the Mortgage Files related to the Assigned Loans. The parties hereto hereby acknowledge and agree that the Company shall be a third party beneficiary with respect to Sections 3.07, 3.14, 4.02 and 4.05 of the Pooling and Servicing Agreement

Miscellaneous

           15. The parties hereto hereby waive the notice requirements of Section 8.2(a) of the Servicing Agreement and Sections 6.1 and 6.2 of the Mortgage Loan Purchase Agreement in connection with the Mortgage Loan Pass-Through Transfer that closed on August 29, 2003 only.

           16. The Company, as servicer of the Mortgage Loans, in the performance of its duties under the Servicing Agreement with respect to such Mortgage Loans, shall treat Wells Fargo Bank Minnesota, National Association, and any successor thereto as "Master Servicer" in accordance with Section 8.2 thereof, and shall remit all required remittances and furnish all reports and other information required to be furnished by it under the Servicing Agreement to the Master Servicer. The Master Servicer shall be entitled to terminate the rights and obligations of the Company with respect to the Mortgage Loans under and in accordance with the provisions of the Servicing Agreement. All notices and reports required to be delivered to the Master Servicer shall be delivered to the Master Servicer at the following address (until the Company is notified otherwise in writing by the Master Servicer):

Wells Fargo Bank Minnesota, National Association 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Master Servicing Department, BSABS 2003-SD1 Telecopier: (410) 715-2380

           The Company shall also deliver a copy of each such notice and report to the Assignee at the address set forth in Section 17 herein.

           All remittances required to be made to the Master Servicer shall be made on a scheduled/scheduled basis to the following wire transfer account:

Bear Stearns Asset Backed Securities Trust 2003-SD1 Master Servicer Collection Account
Wells Fargo Bank, National Association
San Francisco, California
ABA# 121-000-248
SAS Clearing Account # 3970771416
For Further Credit to: BSABS 2003-SD1

           17. Notices:

           The Assignor's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

EMC Mortgage Corporation Mac Arthur Ridge Illinois 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038 Attention: Ralene Ruyle, President

With a copy to:

Bear Stearns Asset Backed Securities Inc. 383 Madison Avenue New York, New York 10179 Attention: Michelle Sterling

           The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

JPMorgan Chase Bank, as trustee 4 New York Plaza, 6th Floor New York, New York 10004 Attention: Institutional Trust Services/Structured Finance Services Telecopier No.: (212) 623-5930

           The Depositor's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Bear Stearns Asset Backed Securities Inc. 383 Madison Avenue New York, New York 10179 Attention: Michelle Sterling

           The Seller's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Washington Mutual Bank, FA Washington Mutual Bank Washington Mutual Bank fsb 19850 Plummer St. (Mail Stop N070205) Chatsworth, California 91311 Attention: Vice President of Investor Reporting

with a copy to:

Washington Mutual Bank, FA Washington Mutual Bank Washington Mutual Bank fsb 1201 Third Avenue, WMT0511 Seattle, Washington 98101 Attention: General Counsel

           The Master Servicer's address for purposes of all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

Wells Fargo Bank Minnesota, National Association 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: BSABS 2003-SD1

           18. Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee, the Depositor, WMB, WFSB and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Assignment and Assumption Agreement.

           19. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

           20. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

           21. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Assignor, the Assignee, the Depositor, WMB, WFSB or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor, the Assignee, the Depositor, WMB, WFSB or Company, respectively, hereunder.

           22. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of Servicing Agreement to the extent of the Mortgage Loans by the Assignor to the Assignee and the termination of the Servicing Agreement.

           23. This Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

           24. In the event that any provision of this Assignment and Assumption Agreement conflicts with any provision of the Servicing Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

           25. The obligations and liability of each of the Sellers under this Assignment and Assumption Agreement are several and not joint. No Seller shall be responsible for the obligations of any other Seller under this Assignment and Assumption Agreement. Each representation, warranty, indemnity and covenant made by one Seller under this Assignment and Assumption Agreement is made by, or on behalf of, and with respect to, that Seller only and not any other Seller.

           IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

JPMORGAN CHASE BANK, as trustee for the holders of Bear Stearns Asset Backed Securities Trust 2003-SD1, Asset-Backed Certificates Series 2003-SD1 By:/s/ Eboni D. Dawkins Its: Trust Officer;

EMC MORTGAGE CORPORATION By:/s/ Sherri Lauritsen Its: Executive Vice President

WASHINGTON MUTUAL BANK, FA By:/s/ Thomas G. Lehman Its: First Vice President

WASHINGTON MUTUAL BANK By:/s/ Thomas G. Lehman Its: First Vice President

WASHINGTON MUTUAL BANK fsb By:/s/ Thomas G. Lehman Its: First Vice President

BEAR STEARNS ASSET BACKED SECURITIES, INC. By:/s/ Baron Silverstein Its: Vice President

Acknowledged and Agreed, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION. By:/s/ Stacey Taylor Its: Assistant Vice President

Exhibit A

Mortgage Loans

(Available Upon Request)

Exhibit B

Servicing Agreement, dated as of June 1, 2003

By and between Washington Mutual Bank, FA and EMC Mortgage Corporation.

Exhibit C

Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2003

By and among Washington Mutual Bank, FA, Washington Mutual
Bank fsb, Washington Mutual Bank and EMC Mortgage Corporation.

EXECUTION VERSION

SERVICING AGREEMENT

By and Between

WASHINGTON MUTUAL BANK, FA

(Servicer)

and

EMC MORTGAGE CORPORATION

(Owner)

Dated as of June 1, 2003

Residential Fixed and Adjustable Rate Mortgage
Loans (Documentation Defects)

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS	Page 1

ARTICLE 2. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS	7

Section 2.1.	Identification of Mortgage Loans; Servicer to Act as Servicer	7
Section 2.2.	Liquidation of Mortgage Loans	8
Section 2.3.	Collection of Mortgage Loan Payments	9
Section 2.4.	Establishment of Account; Deposits in Account	10
Section 2.5.	Permitted Withdrawals from the Account	11
Section 2.6.	Establishment of Escrow Account; Deposits in Escrow Account; Escrow Analysis	12
Section 2.7.	Permitted Withdrawals from the Escrow Account	12
Section 2.8.	Payment of Taxes, Insurance and Other Charges	13
Section 2.9.	Transfer of Accounts	13
Section 2.10.	Maintenance of Hazard Insurance	13
Section 2.11.	Fidelity Bond; Errors and Omissions Insurance	15
Section 2.12.	Title, Management and Disposition of Real Estate Owned	15
Section 2.13.	Application of Proceeds of Insurance to Repair or Restoration	17
Section 2.14.	Inspections	17
Section 2.15.	Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder	17
Section 2.16.	Compliance With REMIC Provisions	18
Section 2.17.	Owner to Cooperate; Release of Collateral Files	18

ARTICLE 3. PAYMENTS TO THE OWNER	19

Section 3.1.	Distributions	19
Section 3.2.	Reports	19
Section 3.3.	Delinquency and Foreclosure Statements	21

ARTICLE 4. GENERAL SERVICING PROCEDURE; COVENANTS; REPRESENTATIONS AND WARRANTIES	21

Section 4.1.	Assumption Agreements	21
Section 4.2.	Satisfaction of Mortgages and Release of Collateral Files	22
Section 4.3.	Servicing Compensation	23
Section 4.4.	Statements as to Compliance	23
Section 4.5.	Annual Independent Public Accountants' Servicing Report	24
Section 4.6.	Owner's Right to Examine Servicer Records, etc.	25
Section 4.7.	Cooperation	25
Section 4.8.	Consents and Approvals	25

ARTICLE 5. THE SERVICER	25

Section 5.1.	Indemnification; Third Party Claims	25
Section 5.2.	Servicer Covenants; Merger or Consolidation of the Servicer	26
Section 5.3.	Limitation on Liability of the Servicer and Others	27
Section 5.4.	Servicer Not to Resign	27
Section 5.5.	Transfer of Servicing	27
Section 5.6.	Transfer of Mortgage Loans	28
Section 5.7.	Representations and Warranties of the Servicer	28

ARTICLE 6. DEFAULT	29

Section 6.1.	Events of Default	29
Section 6.2.	Waiver of Defaults	31
Section 6.3.	Survival of Certain Obligations and Liabilities of the Defaulted Servicer	31

ARTICLE 7. TERMINATION	31

Section 7.1.	Termination of Agreement	31
Section 7.2.	Termination of the Servicer Upon Unremedied Event of Default	31

ARTICLE 8. PASS-THROUGH AND WHOLE LOAN TRANSFER	32

Section 8.1.	Pass-Through Transfers or Whole-Loan Transfers	32
Section 8.2.	Designation of a Master Servicer	33
Section 8.3.	Servicer's Purchase Right	34

ARTICLE 9. MISCELLANEOUS PROVISIONS	35

Section 9.1.	Successor to the Servicer	35
Section 9.2.	Amendment	36
Section 9.3.	Recordation of Agreement; Perfection of Security Interest; Further Assurances	36
Section 9.4.	Duration of Agreement	36
Section 9.5.	Governing Law	36
Section 9.6.	General Interpretive Principles	36
Section 9.7.	Reproduction of Documents	37
Section 9.8.	Notices	37
Section 9.9.	Severability of Provisions	38
Section 9.10.	Exhibits and Schedules	38
Section 9.11.	Counterparts; Successors and Assigns	38
Section 9.12.	Effect of Headings	38
Section 9.13.	Other Agreements Superseded; Entire Agreement	39
Section 9.14.	Attorneys' Fees	39

DESCRIPTION OF ATTACHMENTS

Exhibit A Exhibit B Exhibit C Exhibit D	FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT Exhibit B Exhibit C Exhibit D

SERVICING AGREEMENT

           This SERVICING AGREEMENT (this "Agreement") dated as of June 1, 2003, is between Washington Mutual Bank, FA, a savings association organized under the laws of the United States, in its capacity as servicer (the "Servicer"), and EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns, in its capacity as owner (the "Owner").

PRELIMINARY STATEMENT

           WHEREAS, pursuant to that certain Mortgage Loan Purchase and Sale Agreement of even date herewith among Washington Mutual Bank fsb, Washington Mutual Bank and Washington Mutual Bank, FA, each as a seller (the "Sellers") and the Owner as purchaser (the "Purchase Agreement"), and in reliance upon the representations, warranties and covenants of the Servicer contained herein and of the Servicer and the Sellers contained in the Purchase Agreement, the Owner has agreed to purchase from the Sellers, and the Sellers have agreed to sell to the Owner, without recourse and on a servicing-retained basis, certain residential fixed and adjustable mortgage loans, (a) some of which as of the Cut-Off Date (as defined herein) are less than sixty (60) days past due with respect to the related mortgagor's payment of principal and interest (each, a "Performing Mortgage Loan"), and (b) some of which as of the related Cut-Off Date are sixty (60) or more days past due with respect to the related mortgagor's payment of principal and interest (each, a "Non-Performing Mortgage Loan"). The Performing Mortgage Loans and the Non-Performing Mortgage Loans are sometimes referred to individually as a "Mortgage Loan" or collectively as the "Mortgage Loans";

           WHEREAS, pursuant to this Agreement, the Servicer has agreed to act as Servicer and, on behalf of each of the Sellers as agent and subservicer, to service the Mortgage Loans for the Owner from and after the purchase by the Owner of such Mortgage Loans; and

           WHEREAS, the Servicer and the Owner desire to prescribe the terms and conditions regarding the management, servicing, and control of the Mortgage Loans purchased by the Owner pursuant to the Purchase Agreement;

           NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Owner agree as follows:

ARTICLE 1.

DEFINITIONS

           Capitalized terms used in this Agreement shall have the meanings specified in the Purchase Agreement, except that, whenever used herein, the following words and phrases shall have the following meanings, unless the context otherwise requires:

           Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and the standard of care employed by prudent mortgage servicers that service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located. Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

           Account: The account or accounts created and maintained pursuant to Section 2.4 of this Agreement.

           Agreement: This Servicing Agreement, including all exhibits and schedules hereto, and all amendments hereof and supplements hereto.

          Applicable Requirements: With respect to each Mortgage Loan, (i) the terms of the related Mortgage and Mortgage Note, (ii) the federal, state, local and foreign laws, statutes, rules, regulations, ordinances, standards, requirements, administrative rulings, orders and processes pertaining to such Mortgage Loan, including but not limited to those pertaining to the processing, origination and servicing of the Mortgage Loan, (iii) the requirements of the Owner as set forth in this Agreement and (iv) Acceptable Servicing Procedures.

           BIF: The Bank Insurance Fund.

           Business Day: A day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of Washington, California, Illinois, Texas, or New York are authorized or obligated by law or executive order to be closed.

           Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

           Condemnation Proceeds: All awards or settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

           Cut-off Date: With respect to any Mortgage Loan purchased on a Closing Date, the cut-off date specified in the Commitment Letter relating to the purchase and sale of the related Loan Pool.

           Defaulted Servicer: As defined in Section 6.1.

           Disclosure Document: As defined in Section 8.1(d).

           Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of the month unless otherwise specified on the related Mortgage Loan Schedule.

           Due Period: With respect to any Mortgage Loan, the period beginning on the first day of any month and ending on the last day of such month.

           Eligible Account: An account or accounts maintained with a Qualified Depository.

           Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.6.

           Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, Primary Mortgage Insurance Policy premiums, if any, fire and hazard insurance premiums, condominium charges and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan or this Agreement.

           Event of Default: Any one of the conditions or circumstances enumerated in Section 6.1.

           Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage Association) and any successor thereto.

           FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

           Fidelity Bond: A fidelity bond to be obtained by the Servicer pursuant to Section 2.11.

           Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer that all related Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Servicer, in its reasonable good faith judgment, expects to be finally recoverable have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

           GAAP: Generally Accepted Accounting Principles, as promulgated by the Financial Accounting Standards Board from time to time.

           Indemnified Party: As defined in Section 8.1(d).

           Initial Closing Date: June 27, 2003.

           Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard insurance policy or any other insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any amounts required to be deposited in the Account pursuant to Section 2.10, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Applicable Requirements.

           Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments, or as Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise, which amounts represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

          Liquidation Proceeds: Cash received in connection with (i) the liquidation of a defaulted Mortgage Loan (whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale or otherwise) or (ii) the sale of the Mortgaged Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage.

           Master Servicer: As defined in Section 8.2(a).

           Master Servicing Agreement: As defined in Section 8.2(a).

           Monthly Remittance Date: The eighteenth (18th) day of each month (or if such day is not a Business Day, the next Business Day) commencing in the month following the end of the calendar month in which the initial Cut-off Date occurs.

           Moody's: Moody's Investors Service, Inc. or any successor thereto.

           Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

           Mortgage Loan: As defined in the Purchase Agreement.

           Net Rate: With respect to each Mortgage Loan, the annual rate at which interest thereon shall be remitted to the Owner (in each case computed on the basis of a 360-day year consisting of twelve 30-day months), which annual rate shall be equal to the Mortgage Interest Rate less the Servicing Fee Rate.

           Non-Performing Mortgage Loan: As defined in the Purchase Agreement.

           Nonrecoverable Advance: Any portion of any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer hereunder that the Servicer determines in its good faith judgment will not be ultimately recoverable from Late Collections.

           Officer's Certificate: A certificate signed by a Vice President or other authorized officer and delivered to the Owner as required by this Agreement.

           Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Owner.

           OTS: The Office of Thrift Supervision, or any successor thereto.

           Owner: EMC Mortgage Corporation, a Delaware corporation, and any successor owner of any of the Mortgage Loans.

           Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Owner to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

           Performing Mortgage Loan: As defined in the Purchase Agreement.

           Permitted Investments: Any one or more of the following obligations or securities:

           (i)  direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

           (ii)  repurchase obligations with respect to any security described in clause (i) above, provided that the unsecured long-term obligations of the party agreeing to repurchase such obligations are at the time rated by S&P or Moody's in one of its two highest rating categories;

           (iii)  federal funds, certificates of deposit, time deposits, and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, the long-term debt obligations of the bank holding company) at the date of acquisition thereof have been rated by S&P or Moody's in one of its two highest rating categories; and

           (iv)  commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by S&P or Moody's in its highest short-term rating category.

           Portfolio Loans: As defined in Section 8.3.

           Prepayment Charge: With respect to any Mortgage Loan, the prepayment premium or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment in Full or a Principal Prepayment in Part, to the extent permitted by applicable law.

           Primary Mortgage Insurance Policy: With respect to each Mortgage Loan, the policy of primary mortgage insurance (including all endorsements thereto) issued with respect to such Mortgage Loan, if any, or any replacement policy.

           Prime: As of any date of determination, the annual interest rate, adjusted daily, published from time to time in The Wall Street Journal (Western Edition) as the "PRIME RATE" in the "MONEY RATES" section. In the event that more than one such rate is specified, "Prime" shall mean the greatest of such rates.

           Principal Prepayment: Any payment or other recovery of principal in full ( a "Principal Prepayment in Full") or in part (a "Principal Prepayment in Part") of the then-outstanding principal on a Mortgage Loan (other than Condemnation Proceeds, Insurance Proceeds, and Liquidation Proceeds) that is received in advance of its scheduled Due Date and not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. The term "Principal Prepayment" shall not refer to any related Prepayment Charge.

           Purchase Agreement: That certain Mortgage Loan Purchase and Sale Agreement of even date herewith among Washington Mutual Bank, FA, Washington Mutual Bank fsb and Washington Mutual Bank as the sellers and the Owner as the purchaser.

           Qualified Depository: Any of the following: (i) a depository, the long-term unsecured debt obligations of which are rated by Moody's or S&P (or a comparable rating agency) in one of its three highest rating categories, (ii) the corporate trust department of a national bank, (iii) a depository that fully insures the Account and the Escrow Account with insurance provided by the FDIC, or (iv) the Servicer.

           REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

           REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Section 860G of Subchapter M of Chapter 1 of the Code and related provisions, and regulations promulgated thereunder, as in effect from time to time.

           REO Management Fee: With respect to each REO Property, an amount equal to $1,500.

           REO Property: A Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure, as described in Section 2.12.

           SAIF: The Savings Association Insurance Fund.

           S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

           Servicer: Washington Mutual Bank, FA, a savings association organized under the laws of the United States, or its permitted successor in interest, or any successor to the Servicer under this Agreement appointed as herein provided.

           Servicer's Information: As defined in Section 8.1(d).

           Servicing Advances: All customary, reasonable, and necessary "out of pocket" costs and expenses, including reasonable attorneys' fees and disbursements, incurred by the Servicer in the performance of its servicing obligations hereunder, including, without limitation, costs related to (i) the preservation, restoration, and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (iv) Servicer's compliance with the obligations set forth in Sections 2.2, 2.3, 2.8, 2.10, 2.12 and 2.15 of this Agreement.

           Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the Servicer pursuant to Section 4.3 as compensation for servicing and administering such Mortgage Loan. Such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the related Servicing Fee Rate, multiplied by (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan. Such fee shall be payable monthly and shall be computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed.

           Transferred Loans: As defined in Section 8.3.

           USAP: As defined in Section 4.5.

           Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Owner to a third party, which sale or transfer is not a Pass-Through Transfer.

ARTICLE 2.

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

           Section 2.1.  Identification of Mortgage Loans; Servicer to Act as Servicer

                (a)  From each Closing Date, the Servicer, as independent contract servicer, shall commence servicing and administering the Mortgage Loans purchased by the Owner on such Closing Date. Such servicing shall be in accordance with this Agreement and Acceptable Servicing Procedures, and, except as otherwise expressly provided in this Agreement, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration that the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, including, without limitation, all action permitted or required to be taken under any related Primary Mortgage Insurance Policy. In servicing and administering the Mortgage Loans, the Servicer shall employ Acceptable Servicing Procedures, except that the Servicer shall employ the procedures set forth in this Agreement whenever the Acceptable Servicing Procedures conflict with the requirements under this Agreement. The Servicer shall at all times act in the best interests of the Owner in performing hereunder.

                (b)  The documents comprising the Collateral File and the Credit File with respect to each Mortgage Loan serviced hereunder and that are delivered to the Servicer, together with all other documents with respect to each such Mortgage Loan that are prepared by or which come into the possession of the Servicer, shall immediately vest in the Owner and shall be held and maintained in trust by the Servicer at the will of the Owner and in a custodial capacity only for the sole purpose of servicing or supervising the servicing of the related Mortgage Loans. The documents comprising each Collateral File and each Credit File and all related documents that come into the possession of the Servicer and are so held by the Servicer shall be appropriately marked to clearly reflect the ownership interest of the Owner in such Collateral File and Credit File and related documents. The Servicer shall release its custody of any such documents only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.3 of the Purchase Agreement.

                (c)  Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if, in the Servicer's reasonable and prudent determination, such waiver, modification, variation, postponement or indulgence is in the best interests of the Owner; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the related Maturity Date (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent and the Servicer has obtained the prior written consent of the Owner). Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and the Owner all instruments of satisfaction, cancellation, full release, or partial release or discharge, and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                (d)  As to each ARM Loan, the Servicer shall make periodic Mortgage Interest Rate and Monthly Payment adjustments, as applicable, and execute and deliver all appropriate notices regarding the same. The Servicer shall establish procedures to monitor the Index in order to ensure that it uses the appropriate value for the Index in determining an interest rate change. In the event the Index, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer shall select an alternative index based on comparable information, in accordance with the terms of the Mortgage Note, and such alternative index shall thereafter be the Index for such Mortgage Loan. In such event, the Servicer shall also determine a new Gross Margin. The new Gross Margin shall be the difference between (x) the average of the original Index for the most recent three-year period that ends on the last date the original Index was available plus the Gross Margin on the last date the original Index was available and (y) the average of the new Index for the most recent three-year period that ends on that date (or if not available for such three-year period, for such time as it is available), rounded as provided in the Mortgage Note.

                (e)  In connection with the servicing and administration of the Mortgage Loans and consistent with Acceptable Servicing Procedures, this Agreement and the Purchase Agreement, the Servicer shall have full power and authority to execute and deliver or cause to be executed and delivered on behalf of the Owner such instruments of assignment or other comparable instruments as the Servicer shall deem appropriate in order to register any on the MERS(R)System or cause the removal of any Mortgage Loan from registration on the MERS(R)System.

           Section 2.2.  Liquidation of Mortgage Loans

                (a)  In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall proceed diligently to collect all payments due and shall take such action, including commencing foreclosure, as it shall reasonably deem to be in the best interests of the Owner.

                (b)  Notwithstanding the foregoing provisions of this Section 2.2, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, (ii) acquire possession of, or (iii) take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Owner would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has either (x) obtained the written consent of the Owner, or (y) previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                     (i)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Owner to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                     (ii)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Owner to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 2.2(b) shall be advanced by the Servicer as a Servicing Advance, subject to the Servicer's right to be reimbursed therefor from the Account and the Servicer's right to make a judgment about whether any such advance would be a Nonrecoverable Advance.

                (c)  If the Servicer has (i) determined that it is in the best economic interest of the Owner to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, or (ii) obtained the written consent of the Owner, in each case as described above, then the Servicer shall take such action as it deems to be in the best economic interest of the Owner (or as otherwise directed by the Owner). The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer as a Servicing Advance, subject to the Servicer's right to be reimbursed therefor from the Account and the Servicer's right to make a judgment about whether any such advance would be a Nonrecoverable Advance. In such event, the Servicer shall deliver to the Owner an Officer's Certificate to the effect that an officer has reviewed the related Mortgage Loan and related documentation and has made the determination that any additional advances are non-recoverable.

           Section 2.3.  Collection of Mortgage Loan Payments

           Continuously from the related Closing Date until the principal and interest on all of the Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. With respect to those Mortgage Loans, if any, as to which the Servicer collects Escrow Payments, the Servicer shall ascertain or estimate annual ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire and hazard insurance premiums, condominium charges, Primary Mortgage Insurance Policy premiums and all other charges that, as provided in any Mortgage, shall become due and payable, to the end that the Escrow Payments payable by the Mortgagors shall be sufficient to pay such charges as and when they become due and payable. The Servicer shall not be required to institute or join in litigation with respect to the collection of any payment (whether under a Mortgage, Mortgage Note, Primary Mortgage Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if in the Servicer's reasonable judgment the Servicer believes that the costs and expenses relating thereto would be Nonrecoverable Advances. In such event, the Servicer shall deliver to the Owner an Officer's Certificate to the effect that an officer has reviewed the related Mortgage Loan and related documentation and has made the determination that any additional advances are non-recoverable. The Servicer shall be entitled to be reimbursed from the Account for any costs, expenses or other liabilities incurred by the Servicer in connection with any such litigation solely from the proceeds of the related Mortgage Loan. The Servicer's right to such reimbursement shall be prior to the Owner's right to such proceeds.

           Section 2.4.  Establishment of Account; Deposits in Account

                (a)  The Servicer shall establish and maintain one or more Accounts (collectively, the "Account") entitled "Washington Mutual Bank, FA, in trust for [______________], as Owner, and any successor Owner." The Account shall be an Eligible Account, established with an institution that is a Qualified Depository and maintained as a segregated account separate and apart from any of the Servicer's own funds and general assets. If the Account is established with an institution other than the Servicer, (i) the Account shall be evidenced by a letter agreement substantially in the form of Exhibit B attached hereto and (ii) the Servicer shall deliver a copy of such letter agreement to the Owner on or prior to the Initial Closing Date.

                (b)  The Servicer shall, upon receipt (and in any event, no later than the end of the second Business Day following receipt thereof), deposit in the Account and retain therein, the following payments and collections received or made by the Servicer subsequent to the related Cut-off Date:

                     (i)  the principal portion of all Monthly Payments collected on the Mortgage Loans;

                     (ii)  the interest portion of all Monthly Payments collected on the Mortgage Loans less the Servicing Fee;

                     (iii)  all Principal Prepayments in Part and Principal Prepayments in Full;

                     (iv)  all Liquidation Proceeds;

                     (v)  all Insurance Proceeds, other than Insurance Proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Applicable Requirements;

                     (vi)  all Condemnation Proceeds which are not released to the Mortgagor in accordance with the Owner's written consent and Applicable Requirements;

                     (vii)  any amount required to be deposited in the Account pursuant to Sections 2.4(c), 2.10, 2.12(c), 2.12(e) or 4.2(b); and

                     (viii)  any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.3 of the Purchase Agreement.

                (c)  The Servicer may cause the funds on deposit from time to time in the Account to be invested in Permitted Investments, which Permitted Investments shall mature not later than the Business Day immediately preceding the next Monthly Remittance Date following the date such funds are invested. All Permitted Investments shall be made in the name of the Servicer or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The Servicer shall indemnify the Owner for any loss incurred in respect of any Permitted Investment by such Servicer, and the amount of such loss shall be deposited in the Account by the Servicer out if its own funds, without reimbursement therefor, no later than 24 hours prior to the next Monthly Remittance Date following the date of such loss.

           Section 2.5.  Permitted Withdrawals from the Account

           The Servicer may, from time to time, withdraw funds from the Account for the following purposes:

                     (i)  to make payments and distributions to the Owner in the amounts and in the manner provided for in Section 3.1, and to pay itself any unpaid Servicing Fees, unpaid REO Management Fees and other servicing compensation in accordance with Section 4.3;

                     (ii)  to reimburse itself for any unreimbursed Servicing Advances made with respect to any Mortgage Loan; provided that the Servicer's right to reimburse itself pursuant to this clause (ii) is limited to any amounts collected or received by the Servicer with respect to such Mortgage Loan;

                     (iii)  to pay to itself any interest earned on funds deposited in the Account;

                     (iv)  to make any payment or reimburse itself for any amount pursuant to Sections 2.12(c), 2.12(e), 5.1(a) or 5.3;

                     (v)  to reimburse itself for any Servicing Advance previously made that it has determined to be a Nonrecoverable Advance;

                     (vi)  if there shall be amounts deposited in error or there shall be amounts deposited in the Account not required to be deposited therein, including the Servicing Fee and other servicing compensation, to withdraw such amount from the Account any provision herein to the contrary notwithstanding;

                     (vii)  to transfer funds to another Qualified Depository in accordance with Section 2.9; and

                     (viii)  to clear and terminate the Account upon the termination of this Agreement in accordance with Article 7.

           Section 2.6.  Establishment of Escrow Account; Deposits in Escrow Account; Escrow Analysis

                (a)  The Servicer shall segregate and hold separate and apart from any of its own funds and general assets all Escrow Payments collected and received pursuant to the Mortgage Loans and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow Account"), in the form of time deposit or demand accounts, which may be interest bearing, entitled "Washington Mutual Bank, FA, in trust for [______________], as Owner, and any successor Owner, and certain Mortgagors." The Escrow Account shall be an Eligible Account established with a Qualified Depository. If the Escrow Account is established with an institution other than the Servicer, (i) the Escrow Account shall be evidenced by a letter agreement substantially in the form of Exhibit C attached hereto and (ii) the Servicer shall deliver a copy of such letter agreement to the Owner on or prior to the Initial Closing Date.

                (b)  The Servicer shall, upon receipt (and in any event, no later than the end of the second Business Day following receipt thereof, or sooner if required by applicable law), deposit in the Escrow Account and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting timely payment of escrow items as required under the terms of this Agreement and (ii) all amounts representing proceeds of any hazard insurance policy that are to be applied to the restoration or repair of the related Mortgaged Property. The Servicer shall make withdrawals from the Escrow Account only in accordance with Section 2.7. The Servicer shall be entitled to retain any interest earned on funds deposited in the Escrow Account other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor without right of reimbursement therefor notwithstanding that the Escrow Account maintained by the Servicer may not bear interest or that the interest earned on such escrowed funds is insufficient for such purpose.

           Section 2.7.  Permitted Withdrawals from the Escrow Account

           Withdrawals from the Escrow Account maintained by the Servicer may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, sewer rents, municipal charges, water rates, insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Sections 2.8 and 2.10 with respect to a related Mortgage Loan, (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (iv) for transfer to the Account in accordance with the terms of this Agreement, (v) for restoration or repair of a Mortgaged Property, provided the provisions of Section 2.13 have been complied with, (vi) to pay to the Mortgagor, to the extent required by law, interest on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to remove funds inadvertently placed in the Escrow Account by the Servicer, or (ix) to clear and terminate the Escrow Account upon the termination of this Agreement, in accordance with Article 7.

           Section 2.8.  Payment of Taxes, Insurance and Other Charges

           With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of property taxes, assessments and other charges that are or may become a lien upon the related Mortgaged Property, the status of Primary Mortgage Insurance premiums, if any, and the status of fire and hazard insurance coverage and flood insurance, all as required hereunder. If a Mortgage Loan requires Escrow Payments, the Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date in a manner consistent with Acceptable Servicing Procedures, employing for such purpose deposits of the Mortgagor in the Escrow Account that shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. If a Mortgage Loan does not require Escrow Payments, or if there are insufficient funds in the related Escrow Account, the Servicer shall cause all such bills to be paid on a timely basis and shall from its own funds (if necessary) make a Servicing Advance for timely payment of all such bills. The Servicer shall monitor the payment status of such charges (including renewal premiums) by the related Mortgagor. The Servicer shall effect payment of such charges in a manner consistent with Acceptable Servicing Procedures and, in all events, prior to the foreclosure of any lien against the Mortgaged Property resulting from non-payment of such property taxes, assessments and other charges and prior to the termination of any such insurance coverage.

           Section 2.9.  Transfer of Accounts

           The Servicer may, from time to time, transfer the Account or the Escrow Account to a different Qualified Depository. The Servicer shall notify the Owner of any such transfer within ten (10) Business Days of transfer.

           Section 2.10.  Maintenance of Hazard Insurance

                (a)  The Servicer shall cause to be maintained for each Mortgage Loan serviced by it fire and hazard insurance with extended coverage customary in the area where the related Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the replacement value of the improvements securing the Mortgage Loan, or (ii) the Unpaid Principal Balance of the Mortgage Loan (so long as it equals 80% of the insurable value of the improvements); provided that in any case such amount shall be sufficient to prevent the Mortgagor and/or Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area that, at the time of origination of the related Mortgage Loan, is identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance was then available), the Servicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, if such insurance is available. Such flood insurance shall be in an amount representing coverage not less than the least of (i) the Unpaid Principal Balance of the Mortgage Loan, (ii) the full insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Servicer shall also maintain on REO Property (x) fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property, (y) liability insurance and (z) to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies shall be paid over or applied by the Servicer in accordance with Applicable Requirements whether (i) for the restoration or repair of the Mortgaged Property, subject to the related Mortgage, (ii) for release to the Mortgagor, or (iii) for application in reduction of the Mortgage Loan, in which event such amounts shall be deposited in the Account, as provided in Section 2.4. It is understood and agreed that no earthquake or other additional insurance need be maintained by the Servicer on any Mortgage Loan or property acquired in respect of a Mortgage Loan, other than as required under applicable laws and regulations as shall at any time be in force. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least 30 days prior written notice to the Servicer of any cancellation, reduction in amount, or material change in coverage. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either the Mortgagor's insurance carrier or agent upon any policy renewal; provided, however, that upon any such policy renewal, the Servicer shall accept such insurance policies only from insurance companies that (A) have a rating of B:III or better in Best's Key Rating Guide or a financial performance index rating of 6 or better in Best's Insurance Reports and (B) are licensed to do business in the jurisdiction in which the related Mortgaged Property is located.

                (b)  If the Servicer, as servicer for the benefit of the Owner, shall obtain and maintain a blanket policy that would meet the requirements of Fannie Mae if Fannie Mae were the purchaser of the Mortgage Loans, insuring against loss to the Owner as mortgagee from damage to any or all of the Mortgaged Properties, then, to the extent such blanket policy (i) provides coverage, without coinsurance, in an amount equal to the aggregate outstanding Unpaid Principal Balance of the Mortgage Loans, (ii) otherwise complies with the requirements of Section 2.10(a) and (iii) contains a deductible not greater than $10,000, the Servicer shall be deemed conclusively to have satisfied its obligations under Section 2.10(a); provided, however, that if there shall have been one or more of such losses the Servicer shall deposit in the Account, as provided in Section 2.4, out of the Servicer's own funds and without reimbursement therefor, the difference, if any, between the amount that would have been payable under a policy complying with Section 2.10(a) and the amount paid under the blanket policy permitted under this Section 2.10(b). At the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall not be terminated or materially modified without 30 days' prior written notice to the Owner.

           Section 2.11.  Fidelity Bond; Errors and Omissions Insurance

           The Servicer shall maintain, at its own expense, with companies that meet the requirements of Fannie Mae or Freddie Mac, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees, agents and other persons acting in any capacity that would require such persons to handle funds, money, documents or papers relating to the Mortgage Loans (collectively, the "Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses relating to forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required under this Agreement and negligent acts of Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses relating to the release or satisfaction of a Mortgage without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.11 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The terms of any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Seller's and Servicer's Guide, as amended or restated from time to time. At the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that such fidelity bond and errors and omissions insurance policy shall not be terminated or materially modified without 30 days' prior written notice to the Owner.

           Section 2.12.  Title, Management and Disposition of Real Estate Owned

                (a)  If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure ("REO Property"), the deed or certificate of sale shall be taken in the name of the Owner, or in the name of such Person or Persons designated by the Owner; provided, however, that (i) the Owner shall not designate the Servicer as holder without the Servicer's prior written consent and (ii) such designated Person or Persons shall acknowledge in writing that such title is to be held as nominee for the Owner. The Servicer shall provide written notice to the Owner after any REO Property is acquired in foreclosure or by deed in lieu of foreclosure.

                (b)  The Servicer, shall manage, conserve, protect, and operate each REO Property solely for the purpose of its prompt disposition and sale. The Servicer shall either itself, or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in accordance with Acceptable Servicing Procedures. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interests of the Owner. If a REMIC election has been made with respect to the arrangement under which the related Mortgage Loan is held, the Servicer shall use its best efforts to dispose of the REO Property as soon as practicable and shall sell such REO Property, in any event, within three (3) years after title has been taken to such REO Property (unless the Servicer determines, and gives the Owner appropriate notice that a longer period is necessary for the orderly liquidation of such REO Property).

                (c)  The Servicer shall collect all revenues arising from the operation of REO Property. The Servicer shall deposit, or cause to be deposited, all such revenues in the Account in accordance with Section 2.4. The Servicer may use all such revenues and, if any thereof have been deposited in the Account, withdraw such revenues therefrom as is necessary for the proper operation, management and maintenance of any REO Property, including, but not limited to, the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Servicer.

                (d)  The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage, liability insurance, and flood insurance in accordance with the provisions of Section 2.10.

                (e)  The proceeds of sale of an REO Property shall be deposited in the Account in accordance with Section 2.4. The Servicer shall apply the sale proceeds of any REO Property (i) first to pay the expenses of such sale, (ii) second to reimburse itself for any related unpaid Servicing Fees, unpaid REO Management Fees and unreimbursed Servicing Advances and (iii) the balance to be distributed to the Owner. If the sale proceeds have been deposited in the Account, the Servicer may withdraw from the Account the amounts necessary to make such payments and reimbursements.

                (f)  Upon request, with respect to any REO Property, the Servicer shall furnish to the Owner a statement covering the Servicer's efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement for such REO Property). Such statement shall be accompanied by such other information as the Owner shall reasonably request. The Servicer shall maintain separate accounting for each REO Property.

                (g)  The Owner hereby constitutes and appoints the Servicer as its true and lawful attorney-in-fact, with full power and authority to sign, execute, acknowledge, deliver, file for record and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the transactions contemplated by this Section 2.12, in each case as fully as the Owner might or could do. The Owner ratifies and confirms each action that the Servicer, as such attorney-in-fact, shall lawfully take or cause to be taken by authority hereof. Third parties without actual notice may rely upon the exercise of the power granted under this power of attorney, and may be satisfied that this power of attorney shall continue in full force and effect and has not been revoked unless this Agreement is terminated as provided herein. If requested by the Servicer, the Owner shall furnish the Servicer with any instrument or document necessary or appropriate to evidence or confirm the power of attorney granted in this Section 2.12(g), including one or more separate instruments or documents in recordable form for recordation in any jurisdiction in which any Mortgaged Property is located.

                (h)  Notwithstanding anything to the contrary contained in this Agreement, the Owner may, at the Owner's sole option, terminate the Servicer as servicer of any such REO Property without payment of any termination fee, provided that the Servicer shall on the date said termination takes effect be reimbursed for any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such REO Property. In the event of any such termination, the provisions of Section 9.1 shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Owner or its designees.

           Section 2.13.  Application of Proceeds of Insurance to Repair or Restoration

           The Servicer shall collect the proceeds from all policies of insurance required to be maintained pursuant to Section 2.10 with respect to all losses that may occur. The Servicer may remit such proceeds to the Mortgagor for the restoration or repair of the related property and shall otherwise take such actions in connection with such restoration and repair in a manner consistent with Acceptable Servicing Procedures.

           Section 2.14.  Inspections

           The Servicer shall conduct inspections of the Mortgaged Properties at such times and in a manner consistent with Acceptable Servicing Procedures and shall maintain a written report of all such inspections.

           Section 2.15.  Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder

           The parties acknowledge that, as of any Closing Date, not all Mortgage Loans purchased on such Closing Date are covered by Primary Mortgage Insurance. In the event that any Mortgage Loans are covered by a Primary Mortgage Insurance Policy on the related Closing Date or subsequently become covered by a Primary Mortgage Insurance Policy, the provisions set forth below shall apply.

                (a)  The Servicer shall maintain in full force and effect any Primary Mortgage Insurance Policy covering a Mortgage Loan serviced by the Servicer. The Servicer shall cause the premium for any such Primary Mortgage Insurance Policy to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to pay the premium on a timely basis. The Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the related Closing Date, unless cancellation or non-renewal is required by applicable law or regulation. The Servicer shall not take any action or fail to take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.1, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                (b)  As part of its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms thereof and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan.

           Section 2.16. Compliance With REMIC Provisions

           If the Servicer has received written notice from the Owner that a REMIC election has been made with respect to the arrangement under which any Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC, or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

           Section 2.17.  Owner to Cooperate; Release of Collateral Files

           If, at any time prior to termination of this Agreement, the Servicer shall require the use of any Collateral File (or any portion thereof) to perform its servicing activities as set forth in this Agreement, the Owner, within five (5) Business Days of the written request of the Servicer in the form of Exhibit A hereto, (or within such shorter period as may be necessary for the Servicer to perform its obligations hereunder in compliance with all Acceptable Servicing Procedures), shall release or shall cause the Custodian to release such Collateral File, or portion thereof, to the Servicer. Within five (5) Business Days of the Servicer's request therefor (or, within such shorter period as may be necessary for the Servicer to perform obligations hereunder in compliance with all Acceptable Servicing Procedures), the Owner shall execute and deliver to the Servicer, in the form supplied to the Owner by the Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to perform the servicing activities with respect to any Mortgage Loan, including the foreclosure or sale in respect of any Mortgaged Property, the commencement and prosecution of any legal action to enforce the related Mortgage Note and Mortgage and the defense of any legal action or counterclaim filed against the Owner or the Servicer. The Servicer may execute and deliver any or all of such pleadings or documents on behalf of the Owner pursuant to the power of attorney granted pursuant to Section 2.12(g).

ARTICLE 3.

PAYMENTS TO THE OWNER

           Section 3.1.  Distributions

                (a)  On each Monthly Remittance Date, the Servicer shall distribute to the Owner all amounts collected in the Due Period immediately preceding such Monthly Remittance Date and credited to the Account, net of charges against or withdrawals from the Account pursuant to Section 2.5.

                (b)  All distributions made to the Owner on each Monthly Remittance Date shall be made to the Owner of record, based on the Mortgage Loans owned and held by the Owner. All distributions shall be made by wire transfer of immediately available funds to the account of the Owner at a bank or other entity having appropriate facilities therefor, if the Owner shall have so notified the Servicer, or by check mailed to the address of the Owner. Distributions on each Monthly Remittance Date may be made by more than one (1) wire transfer or check, as the case may be.

                (c)  With respect to any remittance received by the Owner on or after the second Business Day following the Business Day on which such payment was due, the Owner shall send written notice thereof to the Servicer. The Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to Prime plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Owner on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest, or the failure of the Owner to notify the Servicer of such interest, shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

           Section 3.2.  Reports

                (a)  On or before each Monthly Remittance Date, the Servicer shall provide to the Owner or its designee by means of an electronic or other agreed upon medium, with respect to the Due Period immediately preceding such Monthly Remittance Date, the data set forth below on an individual loan basis:

                     (i)   mortgage loan number;

                     (ii)  interest rate;

                     (iii)  pending rate;

                     (iv)  scheduled principal and interest payment;

                     (v)  scheduled principal;

                     (vi)  gross interest;

                     (vii)  curtailment collected;

                     (viii)   curtailment adjustment;

                     (ix)  PIF principal;

                     (x)  PIF interest difference;

                     (xi)  ARM Index;

                     (xii)  pending Index;

                    (xiii)   ending scheduled balance;

                     (xiv)  investor loan number;

                     (xv)  Servicing Fee Rate;

                     (xvi)  due date;

                     (xvii)  yield rate;

                     (xviii)   beginning balance;

                     (xix)  ending balance;

                     (xx)   beginning scheduled balance;

                     (xxi)   principal collected;

                     (xxii) scheduled net interest;

                     (xxiii)   scheduled buydown;

                     (xxiv)   Servicing Fee collected; and

                     (xxv)   remittance amount.

The Servicer may submit the foregoing information in more than one (1) report. Requests for additional data regarding the Mortgage Loans or alternative means for delivering such reports shall be accommodated at the discretion of the Servicer and at the Owner's expense.

                (b)  Upon reasonable advance notice in writing, the Servicer shall provide to any Owner which is a savings and loan association, a bank, an insurance company or other regulated or supervised entity reports and access to information and documentation regarding the Mortgage Loans and the transactions contemplated hereby sufficient to permit the Owner to comply with the applicable regulations of relevant regulatory or supervisory authorities with respect to its investment in the Mortgage Loans and Owner's internal and third-party audit requirements.

                (c)  The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide Owner with such information concerning the Mortgage Loans as is necessary for Owner to prepare its federal income tax return as Owner may reasonably request from time to time. In addition, not more than 120 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirement of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

                (d)  Upon 15 days prior written notice from the Purchaser of a Pass-Through Transfer of the Mortgage Loans, the Servicer shall agree to service such Mortgage Loans on a scheduled/scheduled remittance basis and provide any servicing reports by means of an electronic medium in accordance with the standard practices of the Servicer.

           Section 3.3.  Delinquency and Foreclosure Statements

           The Servicer shall provide a monthly statement of delinquents and a delinquency report on all Mortgage Loans more than 60 days delinquent. The Servicer shall also provide a monthly statement regarding foreclosure status.

ARTICLE 4.

GENERAL SERVICING PROCEDURE; COVENANTS;
REPRESENTATIONS AND WARRANTIES

           Section 4.1.  Assumption Agreements

                (a)  The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold, whether by absolute conveyance or by contract of sale and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, provided that in accordance with the terms of the Mortgage Note, the Servicer may permit an assumption (i) if the Servicer reasonably believes it is unable under Applicable Requirements to enforce such "due-on-sale" clause, or (ii) if the enforcement of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. In connection with any such assumption, the related Mortgage Interest Rate, the Unpaid Principal Balance and the term of the Mortgage Loan may not be changed. If an assumption is allowed pursuant to this Section 4.1(a), the Servicer is authorized, at the Servicer's discretion, to prepare a substitution of liability agreement to be entered into by the Owner and the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement. If an assumption fee is collected by the Servicer for entering into an assumption agreement the entire amount of such fee may be retained by the Servicer as additional servicing compensation.

                (b)  The Servicer shall follow Acceptable Servicing Procedures with respect to any such assumption or substitution of liability (taking into account the applicable Seller's then current underwriting guidelines applicable to mortgage loans of the same type as the related Mortgage Loan). The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner a copy of any such substitution of liability or assumption agreement, which document shall be added to the related Collateral File and shall for all purposes be considered a part of such Collateral File to the same extent as all other documents and instruments constituting a part thereof.

                (c)  For purposes of this Section 4.1, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

           Section 4.2.  Satisfaction of Mortgages and Release of Collateral Files

                (a)  Upon the payment in full of any Mortgage Loan or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall prepare the appropriate documents and instruments required to satisfy or release the lien of the Mortgage in accordance with applicable state law requirements. The Servicer, promptly and within the applicable legal deadlines appropriate to process the satisfaction or release, shall notify the Owner of such event.

                (b)  The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage. In the event the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, the Servicer, upon becoming aware of the foregoing, shall remit to the Owner the Unpaid Principal Balance of the related Mortgage Loan plus accrued and unpaid interest by deposit thereof in the Account pursuant to Section 2.4. The Owner shall assign the related Mortgage and endorse the related Mortgage Note to the Servicer and shall do all things necessary to transfer ownership of the Mortgage Loan to the Servicer. The Servicer shall maintain the Fidelity Bond as provided for in Section 2.11 protecting and insuring the Servicer against, losses sustained with respect to any Mortgage Loan satisfied or released other than in accordance with the procedures set forth herein.

                (c)  The Owner shall, within five (5) Business Days following receipt of any request from the Servicer (or within such shorter period as is necessary for the Servicer to perform its obligations hereunder in compliance with all Applicable Servicing Procedures) deliver or cause to be delivered to the Servicer the Collateral File (or any portion thereof) required by the Servicer to process any satisfaction or release of any Mortgage pursuant to this Section 4.2. In addition, if any Mortgage Loan has been paid in full and, pursuant to Section 2.2(b) of the Purchase Agreement, the Owner has recorded the related Assignment of Mortgage designating the Owner as the holder of record of the Mortgage, the Servicer shall prepare and deliver to the Owner, together with a request for execution, the documents and instruments necessary to satisfy or release the lien of the Mortgage. The Owner shall, within five (5) Business Days following its receipt of any such request, send to the Servicer the fully-executed documents that were prepared and requested by the Servicer. In the event that applicable state law requires that a satisfaction or release be recorded within a shorter time period than the foregoing procedure permits, the Servicer shall advise the Owner accordingly and shall use its best efforts to ensure that the lien of the Mortgage is released or satisfied in accordance with applicable state law requirements, and the Owner shall assist therewith by, to the extent reasonably practicable, returning to the Servicer the required portion of the Collateral File and, if applicable, the executed satisfaction and release documents and instruments within the time periods reasonably specified by the Servicer.

                (d)  If a Mortgage Loan that has been paid in full is a MERS Loan, the Servicer may cause the removal of such Mortgage Loan from registration on the MERS(R)System and execute and deliver, on behalf of the Owner, any and all related instruments of satisfaction or release. No expense incurred in connection with the delivery of any instrument of satisfaction or deed or reconveyance shall be chargeable to the Account or the Owner.

           Section 4.3.  Servicing Compensation

           The Servicer shall be entitled to pay itself a Servicing Fee for each Mortgage Loan serviced hereunder. The obligation of the Owner to pay such Servicing Fee is limited to, and payable solely from, the interest portion of the Monthly Payments and Late Collections collected by the Servicer with respect to the related Mortgage Loan. Additional servicing compensation in the form of non-sufficient funds check fees, assumption fees, conversion fees, other related administrative fees, late payment charges (except as otherwise specified in the relevant Commitment Letter) and other similar types of ancillary fees and charges that are actually received by the Servicer may be retained by the Servicer to the extent not required to be deposited into the Account pursuant to the terms of this Agreement. In addition to the Servicing Fee payable hereunder, the Servicer shall be entitled to pay itself an REO Management Fee for each REO Property managed by the Servicer or its agent. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement. Any Late Collections shall be applied by the Servicer in the following order of priority: (i) first to pay the expenses incurred in connection with collection of such Late Collections, (ii) second to reimburse itself for any related unpaid Servicing Fees, unpaid REO Management Fees and unreimbursed Servicing Advances and (iii) the balance to be distributed to the Owner.

           Section 4.4.  Statements as to Compliance

                (a)  Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will deliver to the Owner and, with respect to any Mortgage Loans subject to a Pass-Through Transfer, each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) an Officer's Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2004, stating (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                (b)  Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), with respect to any Mortgage Loans subject to a Pass-Through Transfer, the Servicer will deliver to the Owner and each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) an Officer's Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2004, in substantially the form of Exhibit D to this Agreement.

                (c)  The Servicer agrees to indemnify and hold harmless each of the Owner, each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a), each Person, if any, who "controls" the Owner or such other Person within the meaning of the Securities Act of 1933, as amended, and their respective officers, directors, agents and affiliates (collectively, the "Indemnitees") against any and all losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Indemnitees may sustain arising out of third party claims based on (i) the failure of the Servicer to deliver or cause to be delivered when required any Officer's Certificate required pursuant to Section 4.4(a) or Section 4.4(b), or the accountants' statement required pursuant to Section 4.5, or (ii) any material misstatement or omission in any certification pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 promulgated by the Securities and Exchange Commission thereunder made in reliance on any material misstatement or omission contained in any Officer's Certificate provided pursuant to Section 4.4(a) or Section 4.4(b) or the accountants' statement required pursuant to Section 4.5. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnitee, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnitee arising out of clause (i) or (ii) of the preceding sentence in such proportion as is appropriate to reflect the relative fault of the Indemnitee on the one hand and the Servicer on the other.

           Section 4.5.  Annual Independent Public Accountants' Servicing Report

           Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will, at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the Owner and, with respect to any Mortgage Loans subject to a Pass-Through Transfer, each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a), a statement to the effect that such firm has examined certain documents and records relating to the mortgage servicing operations of the Servicer substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") and that on the basis of such examination, nothing has come to such firm's attention that would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

           Section 4.6.  Owner's Right to Examine Servicer Records, etc.

                (a)  The Owner shall have the right, at its expense, to (i) examine and audit the Servicer's books of account, records, reports and other papers relating to (x) the performance by the Servicer of its obligations and duties under this Agreement, or (y) the Mortgage Loans, (ii) make copies and extracts therefrom and (iii) discuss the affairs, finances, and accounts of the Servicer relating to such performance with the Servicer's officers and employees, all at such times and places, and with such frequency, as may be reasonably requested.

                (b)  The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner, including without limitation the OTS, the FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer that is required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours, at the offices of the Servicer and in accordance with any applicable regulations.

           Section 4.7.  Cooperation

           The Servicer and the Owner shall cooperate fully with one another and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this Agreement.

           Section 4.8.  Consents and Approvals

           The Servicer shall timely obtain, at its sole cost and expense, the consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby. All such consents shall be obtained without any cost or expense to the Owner and will be obtained without any adverse modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any burdensome provisions or conditions on the Owner.

ARTICLE 5.

THE SERVICER

           Section 5.1.  Indemnification; Third Party Claims

                (a)  The Servicer agrees to indemnify and hold harmless the Owner against any and all third-party claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement; provided, however, the Servicer shall not be liable hereunder with respect to (i) any action or inaction resulting from the written direction or consent of the Owner, (ii) any action or inaction resulting from the Owner's failure to cause any Collateral File (or portion thereof) to be released to the Servicer pursuant to Sections 2.17 or 4.2(c), or (iii) any action or inaction resulting from the Owner's failure to comply with Section 5.1(b) or Section 5.6. The Servicer shall notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that the Servicer determines in its good faith judgment will materially affect the Owner's interest in such Mortgage Loans. The Servicer shall assume (with the written consent of the Owner) the defense of any such claim and, subject to the last sentence of this paragraph, pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer or the Owner in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with any such claim. The Servicer shall have the right to reimburse itself from the Account for all expenses, advances and liabilities incurred by the Servicer in respect of any such claim (whether or not the Servicer has assumed the defense thereof), except when the claim (x) is related to the Servicer's obligations to indemnify the Owner pursuant hereto, (y) results from the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement, or (z) results from the Servicer's willful misconduct, bad faith or negligence in performing its duties under this Agreement.

                (b)  With respect to any Mortgage Loan, if the Owner records or causes to be recorded the related Assignment of Mortgage designating the Owner as the holder of record of the Mortgage in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located, and the Owner, in its capacity as the holder of record, receives written notice of any action with respect to the related Mortgage or Mortgaged Property, the Owner shall promptly send a copy of such notice to the Servicer in accordance with Section 9.8. The Servicer shall have no liability to the Owner for claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, or any other costs or expenses, that result from the Owner's failure to comply with the provisions set forth in this paragraph.

           Section 5.2.  Servicer Covenants; Merger or Consolidation of the Servicer

                (a)  The Servicer covenants that, subject to Section 5.2(b), it shall keep in full force and effect its existence, rights and franchises as a corporation and its status as a Fannie Mae or Freddie Mac approved servicer in good standing and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                (b)  Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all, or substantially all, of the business or assets of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper, or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Servicer shall not be a party to any such merger, consolidation or conversion, or sell or otherwise dispose of all, or substantially all, of its business or assets, unless the successor or surviving Person shall be an institution that is a Fannie Mae or Freddie Mac approved servicer in good standing and a member of MERS in good standing. In addition, the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000 and (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans.

           Section 5.3.  Limitation on Liability of the Servicer and Others

           The Servicer and the directors, officers, employees or agents of the Servicer shall not be under any liability to the Owner (i) for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, (ii) for errors in judgment made in good faith, (iii) for any action or inaction in accordance with the written direction or consent of the Owner, (iv) for any action or inaction resulting from the Owner's failure to cause any Collateral File (or portion thereof) to be released to the Servicer pursuant to Sections 2.17 or 4.2(c), or (v) for any action or inaction resulting from the Owner's failure to comply with Section 5.1(b) or Section 5.6; provided, however, this provision shall not protect the Servicer against any breach of warranties or representations made herein, any failure to perform its obligations in accordance with any standard of care set forth in this Agreement (unless in accordance with the written direction or consent of the Owner) or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind that appears, on its face, to be properly executed and submitted by any Person respecting any matters arising hereunder. Subject to Section 5.1(a), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that may result in any expense or liability to the Servicer; provided, however, that the Servicer may, with the written consent of the Owner, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights, duties, and the interests of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities for which the Owner shall be liable and the Servicer shall be entitled to be reimbursed therefor from the Account, unless any such costs or liabilities shall result from the negligence, bad faith or willful misfeasance of the Servicer in performing such action.

           Section 5.4.  Servicer Not to Resign

           The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that such Servicer's duties hereunder are no longer permissible under Applicable Requirements and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until a successor that satisfies the requirements set forth in Section 9.1 has assumed the Servicer's responsibilities and obligations hereunder in accordance with such Section.

           Section 5.5.  Transfer of Servicing

           The Servicer acknowledges that the Owner has entered into this Agreement in reliance upon the adequacy of the Servicer's servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 5.5, the Servicer shall not either assign this Agreement or any of the servicing rights or obligations hereunder except (i) in connection with a merger or consolidation permitted under Section 5.2(b), or (ii) with the prior written consent of the Owner, which consent shall not be unreasonably withheld or delayed.

           Section 5.6.  Transfer of Mortgage Loans

                (a)  The Owner shall have the right, without the consent of the Servicer, to assign its interest under this Agreement with respect to any Mortgage Loans that have been assigned in accordance with Article 6 of the Purchase Agreement; provided, however, that the Owner shall give the Servicer written notice 15 days prior to any such assignment of its interest under this Agreement. The Owner shall also have the right to designate any Person to exercise the rights of Owner hereunder to the extent provided in Section 8.2 of this Agreement. In any such case, all references to the Owner shall be deemed to include such assignee or designee.

                (b)  The Servicer shall keep books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or any Mortgage Loan unless the books and records show such person as the owner of such Mortgage Loan. Upon receipt of a written notice from the Owner of any assignment of any Mortgage Loan permitted under the Purchase Agreement, the Servicer shall mark its books and records to reflect the ownership of such Mortgage Loan by such assignee, and, except with respect to the indemnity set forth in Section 8.1(f) hereof, the previous Owner shall be released from its obligations hereunder to the extent such obligations relate to Mortgage Loans sold by the Owner and arise after the date of such sale.

           Section 5.7.  Representations and Warranties of the Servicer

           The Servicer hereby represents and warrants to the Owner as of each Closing Date as follows:

                (a)  The Servicer is a federally chartered savings association, duly organized, validly existing and in good standing under the laws of the United States, has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located, if the laws of such states require licensing or qualification in order to conduct business of the type conducted by the Servicer and to the extent necessary to ensure the servicing of each Mortgage Loan in accordance with this Agreement. The Servicer has the corporate power and authority to enter into, execute and deliver this Agreement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligations of the Servicer, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

                (b) No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement is required as to the Servicer or, if required, such consent, approval, authorization, or order has been obtained.

                (c)  The consummation of the transactions contemplated by this Agreement, including without limitation the fulfillment of, or compliance with, the terms and conditions of this Agreement, are in the ordinary course of business of the Servicer and shall not (i) result in the breach of any term or provision of the charter or by-laws of the Servicer, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement, or other instrument to which the Servicer or its property is subject, or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Servicer or its property is subject.

                (d)  There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer that, either in any one instance or in the aggregate, is likely (in the Servicer's judgment), to result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or that would adversely affect the validity of this Agreement, or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to materially impair the ability of the Servicer to perform its obligations hereunder.

                (e)  The Servicer is an approved servicer of mortgage loans for Fannie Mae and Freddie Mac, in good standing. No event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with Fannie Mae and Freddie Mac eligibility requirements.

                (f)  The Servicer is a member of MERS in good standing. The Servicer shall comply in all material respects with the rules and procedures of MERS in connection with the servicing of each MERS Loan for as long as each such Mortgage Loan is registered on the MERS(R)System.

ARTICLE 6.

DEFAULT

           Section 6.1.  Events of Default

           In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

                     (i)  any failure by the Servicer to remit to the Owner when due any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of three (3) Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer, from the Owner; or

                     (ii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

                     (iii)  the Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all, or substantially all, of the Servicer's property; or

                     (iv)  the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                     (v)  the Servicer shall fail to be an approved servicer of mortgage loans for Fannie Mae and Freddie Mac, in good standing; or

                     (vi)  the Servicer shall fail to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

                     (vii)  the Servicer shall attempt to assign this Agreement or the servicing responsibilities hereunder in contravention of this Agreement;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer (in each such instance, the "Defaulted Servicer"), may, in addition to whatever rights the Owner may have at law or equity, including injunctive relief and specific performance, commence termination of all of the rights and obligations of the Defaulted Servicer under this Agreement pursuant to Section 7.2, and may exercise any and all other remedies available at law or at equity. Upon receipt by the Defaulted Servicer of such written notice from the Owner stating the intent to terminate the Defaulted Servicer as servicer under this Agreement as a result of such Event of Default, all authority and power of the Defaulted Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 9.1. Upon written request from the Owner, the Defaulted Servicer shall, at its sole expense, prepare, execute, and place in such successor's possession or control all Collateral Files and Credit Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, all of which shall be undertaken immediately and shall be completed as soon as possible and in all events by not later than forty-five (45) Business Days following the Owner's request therefor. The Defaulted Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Defaulted Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor of all cash amounts that have been credited by the Defaulted Servicer to the Account or the Escrow Account at the time of transfer, and all other amounts that may thereafter be received with respect to the Mortgage Loans and to which the Defaulted Servicer is not entitled pursuant to the terms of this Agreement.

           Section 6.2.  Waiver of Defaults

           The Owner may waive any default by the Defaulted Servicer in the performance of its obligations hereunder and its consequences. Any such waiver must be in writing to be effective. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall, unless otherwise specified in such waiver, be deemed to have been remedied for every purpose of this Agreement unless the Defaulted Servicer fails to comply with the terms of such waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

           Section 6.3.  Survival of Certain Obligations and Liabilities of the Defaulted Servicer

           The representations, warranties, covenants, indemnities and agreements of the parties provided in this Agreement and the parties' obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement. Notwithstanding any termination of the rights and obligations of the Servicer pursuant to this Article 6, the Defaulted Servicer shall remain liable for any actions of the Defaulted Servicer taken prior to the effective time of such termination.

ARTICLE 7.

TERMINATION

           Section 7.1.  Termination of Agreement

           This Agreement shall terminate upon either (i) the later of (x) the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan subject to this Agreement and each REO Property or (y) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan subject to this Agreement and the remittance of all funds due hereunder, or (ii) the mutual written consent of the parties.

           Section 7.2.  Termination of the Servicer Upon Unremedied Event of Default

           The Owner may, at its sole option, following an unremedied Event of Default and in accordance with Section 6.1, terminate any rights the Servicer may have hereunder. The Owner, with full cooperation of the Servicer, shall arrange for the transfer of servicing, at the Owner's option, to the Owner or a third party successor servicer pursuant to Section 9.1, and the Servicer shall continue servicing the Mortgage Loans under this Agreement, for the Servicing Fee provided herein, until the Owner gives the Servicer notice of such transfer.

ARTICLE 8.

PASS-THROUGH AND WHOLE LOAN TRANSFER

           Section 8.1.  Pass-Through Transfers or Whole-Loan Transfers

                (a)  The Owner and the Servicer agree that in connection with any Whole Loan Transfer or Pass-Through Transfer permitted under Article 6 of the Purchase Agreement, the Owner, in its sole discretion, may assign its rights under this Agreement with respect to the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer.

                (b)  The Owner shall reimburse the Servicer for all reasonable out-of-pocket expenses, including attorneys' fees, incurred by the Servicer in connection with any Whole Loan Transfer or Pass-Through Transfer.

                (c)  In connection with each Whole Loan Transfer or Pass-Through Transfer permitted under Article 6 of the Purchase Agreement, the Servicer shall: (i) provide the Owner with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Whole Loan Transfer or Pass-Through Transfer (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide such information); and (ii) cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein.

                (d)  With respect to any Whole Loan Transfer or Pass-Through Transfer permitted under Article 6 of the Purchase Agreement in which a prospectus, prospectus supplement or other disclosure document (a "Disclosure Document") is prepared in connection therewith, and in which a substantial portion of the mortgage loans in the related transaction consist of the Mortgage Loans, the Servicer shall:

                      (i)  provide for inclusion as part of such Disclosure Document (A) the regulatory status of the Servicer and its affiliates and (B) delinquency and foreclosure information of the type typically provided by the Servicer in connection with mortgage loans originated by the Sellers and securitized by third parties (the information referred to in this sentence, in the form provided to the Owner, being "Servicer's Information"); and

                     (ii)  (A) indemnify and hold harmless the transferee under any permitted Pass-Through Transfer, the Owner and each Person, if any, who "controls" such transferee, if any, or the Owner within the meaning of the Securities Act of 1933, as amended (an "Indemnified Party"), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in Servicer's Information provided by such Servicer and included in a Disclosure Document, and (B) reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

                (e)  With respect to any Pass-Through Transfer permitted under Article 6 of the Purchase Agreement in which all or substantially all of the mortgage loans in the related transaction consist of Mortgage Loans, the Servicer shall:

                     (i)  execute and deliver a pooling and servicing agreement containing terms and conditions that are consistent with the terms and conditions set forth herein and in the Purchase Agreement and that are customary for public or private, rated transactions for the issuance of pass-through certificates backed by mortgage loans similar to the Mortgage Loans included in such Pass-Through Transfer, provided, that (A) any servicing reporting requirements must be consistent with the standard practices of the Servicer and (B) each of the parties to such pooling and servicing agreement negotiates in good faith any terms or conditions in such pooling and servicing agreement not specifically referenced or provided for under this Agreement or the Purchase Agreement; provided, further, that with respect to any private transaction, such pooling and servicing agreement shall not contain terms and conditions that are more onerous than the terms and conditions that are customary in a public rated transaction; and

                     (ii)  provide Owner with opinions of counsel as to the Servicer's corporate authority and the enforceability of the pooling and servicing agreement against the Servicer, audit letters addressing the delinquency and foreclosure statistics of the Servicer and certificates from public officials, each as the Servicer shall reasonably determine to be necessary to effect such Pass-Through Transfer.

                (f)  With respect to any Whole Loan Transfer or Pass-Through Transfer in which a Disclosure Document is prepared in connection therewith, the Owner shall:

                     (i)  provide the Servicer with all drafts of the Servicer's Information when produced and revise the Servicer's Information in accordance with the Servicer's comments to correct any information therein at the Owner's cost; and

                     (ii)  (A) indemnify and hold harmless the Servicer against any losses, claims, damages or liabilities to which the Servicer may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in such Disclosure Document (other than an untrue statement of material fact contained in the Servicer's Information), or (y) arise out of or are based upon the omission to state in such Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless the material fact omitted would constitute Servicer's Information) and (B) reimburse the Servicer for any legal or other expenses reasonably incurred by the Servicer in connection with investigating or defending any such loss, claim, damage, liability or action.

Section 8.2.  Designation of a Master Servicer

                (a)  Notwithstanding anything to the contrary contained in this Agreement, the Owner shall have the right, in its sole discretion, upon 30 days' prior written notice to the Servicer, to appoint and designate a master servicer (the "Master Servicer"), as master servicer of Mortgage Loans subject to a permitted Whole Loan Transfer or Pass-Through Transfer. Upon receipt of written notice of such appointment, the Servicer shall promptly enter into a servicing agreement (a "Master Servicing Agreement") to service the Mortgage Loans for the Master Servicer in accordance with the Master Servicer's requirements as set forth in the Master Servicer's servicing guide; provided, however, that the Servicer shall be under no obligation to enter into any Master Servicing Agreement unless the obligations and duties of the Servicer as a subservicer thereunder (i) are not materially different from than those set forth herein, (ii) do not cause undue burden on the Servicer, (iii) do not expand in any material respect any of the obligations, duties or liabilities of the Servicer hereunder and (iv) will not result in any increased cost to the Servicer. If the Servicer and the Master Servicer enter into a Master Servicing Agreement, the Servicer shall service the Mortgage Loans, and remit and report to the Master Servicer, in accordance with the terms of the Master Servicing Agreement and, to the extent inconsistent therewith, the servicing provisions set forth in this Agreement shall be superseded by the Master Servicing Agreement. If the Servicer and the Master Servicer do not enter into a Master Servicing Agreement, the Servicer shall service the Mortgage Loans, and remit and report to the Master Servicer, in accordance with the terms of this Agreement.

                (b)  Upon appointment of a Master Servicer in accordance with Section 8.2(a), the Servicer shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the "Owner" hereunder. The Master Servicer shall have all rights as designee of the Owner to enforce the covenants and conditions set forth in this Agreement, and the Servicer shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Owner. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Owner, and the Servicer shall be entitled to rely on such waivers and consents as if such waivers or consents were the waivers or consents of the Owner. The Master Servicer is empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Owner's designee hereunder, and such amendments or modifications shall be binding upon the Owner as if the Owner had executed and delivered the same. The Servicer shall treat the Master Servicer as "Owner" hereunder until the Servicer receives written notice from the Owner that the Owner has terminated the Master Servicer.

                (c)  Upon receipt of notice of termination of the Master Servicer, the Servicer shall no longer deal with the Master Servicer and shall instead deal directly with the Owner. From and after receipt of such notice of termination of the Master Servicer, the Servicer shall service the applicable Mortgage Loans in accordance with the provisions of this Agreement and shall give no effect to any Master Servicing Agreement entered into with the Master Servicer.

           Section 8.3.  Servicer's Purchase Right

           If, at any time, either (i) the aggregate Unpaid Principal Balance of any pool of Mortgage Loans that are transferred pursuant to a Whole Loan Transfer ("Transferred Loans") is less than or equal to one percent (1%) of the Unpaid Principal Balance of such Transferred Loans on the date of such Whole Loan Transfer, or (ii) the aggregate Unpaid Principal Balance of any Mortgage Loans purchased hereunder and retained by the Owner ("Portfolio Loans") is less than or equal to one percent (1%) of the Unpaid Principal Balance of such Portfolio Loans on the date of purchase from the applicable Seller, the Servicer may elect, in its sole discretion, to purchase such Transferred Loans or Portfolio Loans, as the case may be (the "Servicer's Purchase Right"). The purchase price of Mortgage Loans purchased by the Servicer pursuant to this Section 8.3 shall equal the lesser of (i) the aggregate fair market value of such Mortgage Loans at the time of purchase by the Servicer and (ii) the aggregate Unpaid Principal Balance of such Mortgage Loans, plus the amount of interest on such Unpaid Principal Balance at the applicable Net Rate from the date to which interest has last been paid and distributed to the Owner to, and including, the last day of the month in which such purchase occurs. The Servicer's Purchase Right may not be exercised with respect to any Mortgage Loans transferred pursuant to any pass-Through Transfer.

ARTICLE 9.

MISCELLANEOUS PROVISIONS

           Section 9.1.  Successor to the Servicer

                (a)  Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 5.4, 6.1, 7.1, or 7.2, the Owner shall either (i) succeed to and assume all of the Servicer's responsibilities, rights, duties, and obligations under this Agreement from and after the date of such succession, or (ii) appoint a successor to the Servicer that shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties, and liabilities under this Agreement. If the Servicer's duties, responsibilities, and liabilities under this Agreement shall be terminated pursuant to any of the foregoing Sections, the Servicer shall discharge such duties and responsibilities with the same degree of diligence and prudence that it is obligated to exercise under this Agreement, from the date it acquires knowledge of such termination until the effective date thereof.

                (b)  The Servicer shall promptly deliver to its successor (i) the funds in the Account and the Escrow Account to which the Owner is entitled pursuant to the terms of this Agreement and all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Servicer is not entitled pursuant to the terms of this Agreement and (ii) all Collateral Files and Credit Files and related documents and statements held by it hereunder. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                (c)  Upon a successor's acceptance of appointment as such, the Owner shall notify the Servicer of such appointment.

                (d)  Notwithstanding any termination pursuant to this Agreement, the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such termination, whether in respect of (i) unreimbursed Servicing Advances, (ii) unpaid Servicing Fees or REO Management Fees, or (iii) other servicing compensation, and shall continue to be entitled to the benefits of Section 5.3 notwithstanding any such termination, with respect to events occurring prior to such termination.

           Section 9.2.  Amendment

          This Agreement may be amended from time to time solely by written agreement signed by both of the parties.

           Section 9.3.  Recordation of Agreement; Perfection of Security Interest; Further Assurances

                (a)  To the extent necessary under applicable law to protect the interests of the Owner, this Agreement, or a memorandum thereof, is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner at the Owner's expense.

                (b)  The Servicer agrees to execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to effect the intent of this Agreement, including, without limitation, the execution and delivery of instruments of further assurance and the execution and delivery of such other documents, and the taking of such other actions, as may be reasonably requested by the Owner.

           Section 9.4.  Duration of Agreement

           This Agreement shall continue in existence and effect until terminated as herein provided.

           Section 9.5.  Governing Law

           This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

           Section 9.6.  General Interpretive Principles

           For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                     (i)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                     (ii)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                     (iii)  references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

                     (iv)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                     (v)  the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                     (vi)  the term "include" or "including" shall mean without limitation by reason of enumeration.

           Section 9.7.  Reproduction of Documents

           This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers, and modifications that may hereafter be executed, (ii) documents received by any party on any Closing Date, and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic, or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business. Any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

           Section 9.8.  Notices

           All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt (x) in the case of any notice of an Event of Default, if mailed by registered mail, postage prepaid and (y) in the case of any other demand, notice, consent, waiver or other communication, if personally delivered, mailed by registered mail, postage prepaid, delivered by air courier or sent by facsimile to:

                     (i)  in the case of the Servicer, at the address set forth below or such other address as may hereafter be furnished to the Owner in writing by the Servicer:

Washington Mutual Bank, FA 19850 Plummer St. (Mail Stop N070205) Chatsworth, CA 91311 Attention: Vice President, Investor Reporting Telephone: (818) 775-2278 Facsimile: (818) 775-2819

                     (ii)  in the case of the Owner, at the address set forth below, or such other address as may hereafter be furnished to the Servicer by the Owner:

EMC Mortgage Corporation MacArthur Ridge II 909 Hidden Ridge Drive, Suite 200 Irving, TX 75038 Attention: Ralene Ruyle Telephone: (972) 444-2800 Facsimile: (972) 444-2880

and in the case of any subsequent Owner, as set forth in written notice supplied to the Servicer by such subsequent Owner.

           Notwithstanding the foregoing any demand, notice, consent, waiver or communication (other than those referred to in clause (x) above) may be given by any other means if the parties hereto agree to such alternative means in writing.

           Section 9.9.  Severability of Provisions

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or the rights of the Owner hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a new structure, the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

           Section 9.10.  Exhibits and Schedules

           The exhibits and schedules to this Agreement are hereby incorporated and made an integral part of this Agreement.

           Section 9.11.  Counterparts; Successors and Assigns

           This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 5.4, 5.5, 5.6, 6.1, 7.1 and 8.1, this Agreement shall inure to the benefit of and be binding upon the Servicer, the Owner and their respective successors and assigns.

           Section 9.12.  Effect of Headings

           The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

           Section 9.13.  Other Agreements Superseded; Entire Agreement

           This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

           Section 9.14.  Attorneys' Fees

           If either party retains an attorney to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees from the other party, including, without limitation, fees incurred in arbitration and in trial and appellate courts, fees incurred without suit, and all arbitration, court and accounting costs.

[signatures follow]

           TO WITNESS THIS, the Servicer and the Owner have caused their names to be signed to this Servicing Agreement by their respective officers duly authorized as of the day and year first written above.

           SERVICER:

WASHINGTON MUTUAL BANK, FA a federally chartered savings association By: __________________________________ Name: _______________________________ Title: ________________________________

           OWNER:

EMC MORTGAGE CORPORATION a Delaware corporation By: __________________________________ Name: _______________________________ Title: ________________________________

STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )

          This instrument was acknowledged before me on ______________________, 200_, by _____________________ as _________________________ of Washington Mutual Bank, FA.

_____________________________________ [Print Name]_________________________ NOTARY PUBLIC in and for the State of Washington, residing at My commission expires ___________________________________

STATE OF __________      )
                         ) ss.
COUNTY OF _________      )

           This instrument was acknowledged before me on ______________________, 200_, by _____________________ as _________________________ of [___________________].

_____________________________________ [Print Name]_________________________ NOTARY PUBLIC in and for the State of Washington, residing at My commission expires ___________________________________

EXHIBIT A

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To:	[Name/Address of Owner] Attention:: _______________________ Telephone:______________ Facsimile:_______________

Re:	Servicing Agreement dated as of June 1, 2003 (the "Servicing Agreement") between EMC Mortgage Corporation (the "Owner") and Washington Mutual Bank, FA (the "Servicer")

           In connection with the administration of the Mortgage Loans that we service on your behalf pursuant to the Servicing Agreement, we request the release, and acknowledge receipt of the Collateral File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents:  (check one)

____	1.	Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Account as provided in the Servicing Agreement.)

____	2.	Mortgage Loan in foreclosure.

____	3.	Repurchase pursuant to the Servicing Agreement or the Purchase Agreement. (The Servicer hereby certifies that the repurchase price has been credited to the Account.)

____	4.	Mortgage Loan liquidated by ____________________________. (The Servicer hereby certifies that all proceeds of the foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Account pursuant to the Servicing Agreement.)

____	5.	Other (Explain) _________________________________________________:

          If box 1, 2 or 3 above is checked, and if all or part of the Collateral File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

          If box 4 or 5 above is checked, upon our return of all of the above documents to you, please acknowledge your reception by signing in the space indicated below and returning this form.

WASHINGTON MUTUAL BANK, FA By:____________________________ Name:__________________________ Title:___________________________

Acknowledgment of Documents
returned to the Owner:

EMC MORTGAGE CORPORATION

By:____________________________

Name:__________________________

Title:___________________________

Date:___________________________

EXHIBIT B

ACCOUNT LETTER AGREEMENT

_______________, ______

To:	_______________ _______________ _______________ _______________ (the "Depository")

          As the "Servicer" under the Servicing Agreement dated as of June 1, 2003, between the Servicer and the Owner named therein (the "Agreement"), we hereby authorize and request you to establish an account, as an Account pursuant to Section 2.4 of the Agreement, to be designated as "Washington Mutual Bank, FA, in trust for EMC Mortgage Corporation, as Owner, and any successor Owner." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

____________________________ By:____________________________ Name:__________________________ Title:___________________________

          The undersigned, as the "Depository," hereby certifies that the above-described account has been established under Account Number _________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

____________________________ (Name of Depository) By:____________________________ Name:__________________________ Title:___________________________

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

To:	_______________ _______________ _______________ _______________ (the "Depository")

          As the "Servicer" under the Servicing Agreement dated as of June 1, 2003, between the Servicer and the Owner named therein (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.6 of the Agreement, to be designated as "Washington Mutual Bank, FA, in trust for EMC Mortgage Corporation, as Owner, and any successor Owner, and certain Mortgagors." All deposits in the account pursuant to the Agreement shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account by fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

____________________________ By:____________________________ Name:__________________________ Title:___________________________

          The undersigned, as the "Depository," hereby certifies that the above-described account has been established under Account Number _________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

____________________________ (Name of Depository) By:____________________________ Name:__________________________ Title:___________________________

EXHIBIT D

FORM OF OFFICER'S CERTIFICATE

           I, [name of certifying individual], a duly elected and acting officer of Washington Mutual Bank, FA (the "Servicer"), certify pursuant to Section 4.4(b) of the Servicing Agreement dated as of June 1, 2003 (as from time to time amended or replaced by a reconstituted servicing or other successor servicing agreement, the "Servicing Agreement") between the Servicer and EMC Mortgage Corporation (the "Owner") to the Owner and each other Person entitled to receive servicing reports provided pursuant to Section 3.2(a) of the Servicing Agreement (the "Servicing Reports"), each Person, if any, who "controls" the Owner or such other Person within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the "Relevant Year"), as follows:

           1.  For purposes of this Certificate, "Relevant Information" means the information in the certificate provided pursuant to Section 4.4(a) of the Servicing Agreement (the "Annual Compliance Certificate") and Section 4.5 for the Relevant Year and the information in all Servicing Reports provided by the Servicer during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

           2.  The Relevant Information has been provided to those Persons entitled to receive it.

           3.  I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement during the Relevant Year. Based upon the review required by the Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants' statement provided pursuant to Section 4.5, to the best of my knowledge, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year.

           DATED as of ________ __. 200_.

____________________________ Name:__________________________ Title:___________________________

EXECUTION COPY

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

Among

WASHINGTON MUTUAL BANK, FA

WASHINGTON MUTUAL BANK fsb

WASHINGTON MUTUAL BANK

(Sellers)

and

EMC MORTGAGE CORPORATION

(Purchaser)

Dated as of June 1, 2003

Residential Fixed and Adjustable Rate Mortgage

Loans (Documentation Defects)

TABLE OF CONTENTS

Page

ARTICLE 1. DEFINITIONS                                                                     1

ARTICLE 2. SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF FILES; PAYMENT OF
           PURCHASE PRICE; DELIVERY OF MORTGAGE LOAN DOCUMENTS; RECORDATION OF
           ASSIGNMENTS OF MORTGAGE                                                         8

           Section 2.1.      Sale and Conveyance of Mortgage Loans; Possession of Files    8
           Section 2.2.      Delivery of Mortgage Loan Documents Regarding Mortgage Loans 10
           Section 2.3.      Purchaser's Due Diligence Review                             11

ARTICLE 3. REPRESENTATIONS and WARRANTIES OF THE SELLERS CONCERNING MORTGAGE LOANS;
           REPURCHASE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES OF THE
           PURCHASER                                                                      12

           Section 3.1.     Individual Mortgage Loans                                     12
           Section 3.2.     Seller Representations                                        15
           Section 3.3.     Repurchase and Substitution                                   16
           Section 3.4.     Purchaser Representations                                     17

ARTICLE 4. COVENANTS                                                                      18

           Section 4.1.      Cooperation                                                  18
           Section 4.2.      Delivery of Documents                                        18
           Section 4.3.      Confidentiality                                              18
           Section 4.4.      Servicing                                                    19

ARTICLE 5. CONDITIONS TO PURCHASE                                                         19

           Section 5.1.      Effective Date and Closing Date Documents                    20
           Section 5.2.      Correctness of Representations and Warranties                20
           Section 5.3.      Compliance With Conditions                                   20

ARTICLE 6. PASS-THROUGH AND WHOLE LOAN TRANSFERS                                          20

           Section 6.1.     Pass-Through Transfers or Whole-Loan Transfers                20
           Section 6.2.     Designation of a Master Servicer                              23

ARTICLE 7. MISCELLANEOUS PROVISIONS                                                       23

         Section 7.1.       Amendment                                                     23
         Section 7.2.       Governing Law                                                 23
         Section 7.3.       Indemnification                                               23
         Section 7.4.       General Interpretive Principles                               24
         Section 7.5.       Reproduction of Documents                                     24
         Section 7.6.       Notices                                                       25
         Section 7.7.       Severability of Provisions                                    26
         Section 7.8.       Exhibits                                                      26
         Section 7.9.       Counterparts; Successors and Assigns                          26
         Section 7.10.      Effect of Headings                                            26
         Section 7.11.      Other Agreements Superseded; Entire Agreement                 26
         Section 7.12.      Survival                                                      27
         Section 7.13.      Intention of the Parties                                      27
         Section 7.14.      Costs                                                         27
         Section 7.15.      Obligations of the Sellers                                    27
         Section 7.16.     Attorneys' Fees                                                27

EXHIBITS & SCHEDULES

•        Exhibit A-1       CONTENTS OF COLLATERAL FILE

•        Exhibit A-2       CONTENTS OF CREDIT FILE

•        Exhibit B         ASSIGNMENT AND CONVEYANCE

•        Exhibit C         LIMITED POWER OF ATTORNEY

              Schedule I to Assignment and Conveyance       MORTGAGE LOAN SCHEDULE
              Schedule II to Assignment and Conveyance      DOCUMENTATION DEFECTS
              Schedule III to Assignment and Conveyance     DOCUMENTATION DEFECTS DISCLOSED
                                                            PURSUANT TO SECTION 3.3(B)

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

           THIS MORTGAGE LOAN PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of June 1, 2003 is among EMC Mortgage Corporation, a Delaware corporation, as purchaser (the “Purchaser”), and Washington Mutual Bank, FA, a savings association organized under the laws of the United States, Washington Mutual Bank fsb, a savings bank organized under the laws of the United States and Washington Mutual Bank, a Washington state chartered stock savings bank, as sellers (each, a “Seller” and, collectively, the “Sellers”).

PRELIMINARY STATEMENT

           WHEREAS, in reliance upon the representations, warranties and covenants of each Seller contained herein, the Purchaser desires to purchase from each Seller, from time to time, and each Seller desires to sell to the Purchaser, from time to time, certain residential fixed and adjustable rate mortgage loans, (a) some of which as of the related Cut-Off Date are less than sixty (60) days past due with respect to the related mortgagor’s payment of principal and interest (each, a “Performing Mortgage Loan”) and (b) some of which as of the related Cut-Off Date are sixty (60) days or more past due with respect to the related mortgagor’s payment of principal and interest (the “Non-Performing Mortgage Loans”), without recourse and on a servicing-retained basis. The Performing and Non-Performing Mortgage Loans are sometimes referred to individually as a “Mortgage Loan” or collectively as the “Mortgage Loans;"

           WHEREAS, the Purchaser and the Sellers desire to prescribe in this Agreement the manner of sale by each Seller and purchase by the Purchaser of such Mortgage Loans;

           WHEREAS, the Purchaser and the Sellers desire that Washington Mutual Bank, FA service the Mortgage Loans in the manner described in the Servicing Agreement dated as of June 1, 2003 between Washington Mutual Bank, F.A. , as Servicer, and the Purchaser; and

           WHEREAS, following its purchase of the Mortgage Loans from the Sellers, the Purchaser may desire to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private mortgage-backed securities transaction;

           NOW, THEREFORE, the Purchaser and the Sellers agree as follows:

ARTICLE 1.

DEFINITIONS

           Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

           Account: As defined in the Servicing Agreement.

           Agreement: This Mortgage Loan Purchase and Sale Agreement, including all exhibits, attachments and schedules hereto, and all amendments hereof and supplements hereto.

           ALTA: The American Land Title Association or any successor thereto.

           ARM Loan: A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

           Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property; provided, however, that in the case of a Mortgage Loan originated in connection with the refinance of a mortgage loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

           Assignment and Conveyance: An agreement with respect to the Mortgage Loans purchased on a Closing Date, in the form attached hereto as Exhibit B.

           Assignment of Mortgage: An assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage Loan to the Purchaser.

           Business Day: A day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of Washington, California, Illinois, Texas or New York are authorized or obligated by law or executive order to be closed.

           Closing Date: With respect to any Loan Pool, the date on which the Purchaser purchases the Mortgage Loans included in such Loan Pool.

Closing Date Documents:

           (A) two fully executed counterparts of the related Assignment and Conveyance;

           (B) the Mortgage Loan Schedule with respect to the Mortgage Loans, as provided in Section 2.1(b);

           (C) two fully executed counterparts of the related Commitment Letter; and

           (D) one fully executed Limited Power of Attorney substantially in the form set forth on EXHIBIT C.

           Collateral Documents: With respect to any Mortgage Loan, the mortgage loan documents pertaining to such Mortgage Loan which are specified in Exhibit A-1 attached hereto and any additional mortgage documents pertaining to such Mortgage Loan required to be added to the related Collateral File pursuant to the terms of this Agreement.

           Collateral File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan that contains each of the related Collateral Documents.

           Coop Ownership Interests: With respect to any Cooperative Loan, the ownership interest in a single Cooperative Apartment, including (i) the shares issued by the cooperative housing corporation, (ii) the leasehold interests in the Cooperative Apartment and (iii) all attendant right, title, and interest thereto.

           Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a cooperative housing corporation, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease in accordance with the laws of the state in which the building is located.

           Cooperative Loan: A Mortgage Loan evidenced by a Mortgage Note and secured by a first lien against the Coop Ownership Interests in a Cooperative Apartment.

           Commitment Letter: With respect to each Loan Pool, a commitment letter entered into between one or more Sellers and the Purchaser that provides for the purchase of Mortgage Loans pursuant to the terms of this Agreement and sets forth the Purchase Price for and certain other terms and conditions of the sale and purchase of such Mortgage Loans.

           Confidential Information: The meaning as defined in Section 5.3.

           Coop Ownership Interests: With respect to any Cooperative Loan, the ownership interest in a single Cooperative Apartment, including (i) the shares issued by the cooperative housing corporation, (ii) the leasehold interest in the Cooperative Apartment and (iii) all attendant right, title and interest thereto.

           Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a cooperative housing corporation, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease in accordance with the laws of the state in which the building is located.

           Cooperative Loan: A Mortgage Loan evidenced by a Mortgage Note and secured by a first lien against the Coop Ownership Interests in a Cooperative Apartment.

           Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan which contains the mortgage loan documents described on Exhibit A-2 attached hereto together with the credit documentation relating to the origination of such Mortgage Loan and copies of the Collateral Documents, which file shall be retained by the Servicer and may be maintained on microfilm or any other comparable medium.

           Custodian: With respect to the Mortgage Loans in any Loan Pool, the custodian designated by the Purchaser in the related Commitment Letter, or any successor custodian.

           Cut-Off Date: As to each Mortgage Loan purchased on a particular Closing Date, the Cut-Off date specified in the Commitment Letter relating to the purchase and sale of the related Loan Pool.

           Cut-Off Date Principal Balance: As to each Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the close of business on the applicable Cut-Off Date, after deduction and application of all payments of principal due and received by such Cut-Off Date, as specified on the related Mortgage Loan Schedule.

           Disclosure Document: As defined in Section 6.1(d).

           Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of the month unless otherwise specified on the related Mortgage Loan Schedule.

           Due Period: With respect to any Mortgage Loan, the period beginning on the first day of any month and ending on the last day of such month.

           Effective Date: June 1, 2003.

           Effective Date Documents:

(A)	two fully-executed counterparts of this Agreement;

(B)	two fully executed counterparts of the Servicing Agreement; and

(C)	the initial certification of the Custodian regarding the Mortgage Loans purchased on the related Closing Date.

           Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage Association) and any successor thereto.

           Fannie Mae Selling Guide: The Fannie Mae Selling Guide as in effect from time to time.

           Fannie Mae Servicing Guide: The Fannie Mae Servicing Guide as in effect from time to time.

           Freddie Mac: Freddie Mac (formerly known as The Federal Home Loan Mortgage Corporation) and any successor thereto.

           Gross Margin: With respect to any ARM Loan, the fixed percentage amount set forth in the related Mortgage Note and described in the related Mortgage Loan Schedule, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

           Indemnified Party: As defined in Section 6.1(d).

           Index: With respect to any ARM Loan, the index set forth in each adjustable rate Mortgage Note, which index is added to the Gross Margin to determine the Mortgage Interest Rate on each Interest Rate Adjustment Date.

           Initial Closing Date: June 27, 2003.

           Interest Rate Adjustment Date: With respect to any ARM Loan, the date specified in the related Mortgage Note as the date on which the Mortgage Interest Rate for the related Mortgage Loan is subject to adjustment.

           Loan Pool: A pool of Mortgage Loans sold by one or more Sellers to the Purchaser on any Closing Date pursuant to the terms of this Agreement and the related Commitment Letter (which Mortgage Loans shall be identified on the related Mortgage Loan Schedule delivered pursuant to this Agreement).

           Loan to Value Ratio: With respect to each Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

           Master Servicer: As defined in Section 6.2.

           Maximum Mortgage Interest Rate: With respect to any ARM Loan, the maximum rate of interest that may be charged pursuant to the related Mortgage Note.

           MIERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and any successor thereto.

           MERS Loan: Any Mortgage Loan registered on the MERS® System and for which MERS is listed as the record mortgagee or beneficiary on the related Mortgage or assignment thereof.

           MERS® System: The system of electronically recording transfers of Mortgages maintained by MERS.

           MIN: The mortgage identification number issued to each MERS Loan.

           MOM Loan: A Mortgage Loan that was registered on the MERS® System at the time of origination thereof and for which MERS appears as the record mortgagee or beneficiary on the related Mortgage.

           Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.

           Monthly Remittance Date: The eighteenth (18th) day of each month (or if such day is not a Business Day, the next Business Day) commencing in the month following the end of the calendar month in which the initial Cut-Off Date occurs.

           Mortgage: The mortgage, deed of trust, or other instrument creating a first lien on or first priority ownership interest in real property or, in the case of a Cooperative Loan, the security agreement or other instrument creating a first lien on the related Coop Ownership Interests, in each case, including any riders, addenda, assumption agreements, or modifications relating thereto.

           Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

           Mortgage Loan: An individual mortgage loan that is sold pursuant and subject to this Agreement, each such mortgage loan being identified on the related Mortgage Loan Schedule. The term Mortgage Loan includes a Cooperative Loan.

           Mortgage Loan Schedule: With respect to the Mortgage Loans included in a Loan Pool to be sold pursuant to this Agreement on any Closing Date, the schedule or schedules of Mortgage Loans attached to the related Assignment and Conveyance and agreed to by the parties that describes such Mortgage Loans, which schedule shall set forth the following information with respect to each Mortgage Loan to the extent that such information is readily available to the applicable Seller or Sellers: (1) the Mortgage Loan identifying number, (2) the Mortgage Interest Rate as of the applicable Cut-Off Date, and if it is an ARM Loan, the Gross Margin, the date of the most recent Interest Rate Adjustment Date, and the Maximum Mortgage Interest Rate, (3) the Net Rate as of the applicable Cut-Off Date, (4) the amount of the Monthly Payment as of the applicable Cut-Off Date, (5) the Cut-Off Date Principal Balance of the Mortgage Loan, (6) with respect to each ARM Loan, the date of the most recent Interest Rate Adjustment Date for such Mortgage Loan, (7) the Mortgagor’s first and last name, (8) the last Due Date on which a Monthly Payment was actually applied to the Unpaid Principal Balance, (9) the original principal amount of the Mortgage Loan, (10) a code indicating whether the Mortgage Loan is an ARM Loan or a fixed rate Mortgage Loan; (11) a code indicating if the Mortgage Loan is subject to a prepayment fee, (12) the Servicing Fee Rate, (13) a code indicating if the Mortgage Loan is a MERS Loan and if so, the MIN, (14) identification and mailing address of Mortgaged Property, (15) the date that interest has been paid through, (16) mortgage insurance and applicable loss percentage, if any, (17) lien position, (18) property type, (19) a code indicating if the Mortgage Loan is in bankruptcy, and (20) the Purchase Price Percentage, if applicable. “Mortgage Loan Schedule” is the collective reference to each of the Mortgage Loan Schedules delivered by the Sellers to the Purchaser pursuant to this Agreement.

           Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

           Mortgaged Property: The property securing a Mortgage Note pursuant to the related Mortgage or, in the case of a Cooperative Loan the related Coop Ownership Interests.

           Mortgagor: The obligor(s) on a Mortgage Note.

           Net Rate: With respect to each Mortgage Loan, the annual rate at which interest thereon shall be remitted to the Purchaser (in each case computed on the basis of a 360-day year consisting of twelve 30-day months), which annual rate shall be equal to the Mortgage Interest Rate less the Servicing Fee Rate.

           Non-performing Mortgage Loans: As defined in the Preliminary Statement.

           Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

           Performing Mortgage Loans: As defined in the Preliminary Statement.

           Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Primary Mortgage Insurance Policy: With respect to each Mortgage Loan, the policy of primary mortgage insurance (including all endorsements thereto) issued with respect to such Mortgage Loan, if any, or any replacement policy.

           Purchase Price: For each Mortgage Loan purchased hereunder, an amount equal to the sum of (i) the product of the Purchase Price Percentage as specified in the related Commitment Letter and the Cut-Off Date Principal Balance of such Mortgage Loan and (ii) with respect to any Performing Mortgage Loans only, the amount of interest (computed, as to such Mortgage Loan, at the Net Rate) that has accrued on the Cut-Off Date Principal Balance of such Mortgage Loans from the Cut-Off Date to but not including the Closing Date.

           Purchase Price Adjustment: The meaning as defined in section 3.3(a) herein.

           Purchase Price Percentage: For each Mortgage Loan included in a Loan Pool, the percentage set forth in the related Mortgage Loan Schedule that is used to calculate the Purchase Price of each Mortgage Loan in such Loan Pool, subject to any adjustments specified in the related Mortgage Loan Schedule or related Commitment Letter.

           Purchaser: EMC Mortgage Corporation, a Delaware corporation, and all successors in interest pursuant to Sections 7.9 hereof.

           Repurchase Price: With respect to any Mortgage Loan, unless otherwise specified in the related Mortgage Loan Schedule, an amount equal to the sum of (i) the product of the Unpaid Principal Balance thereof as of the date of such repurchase, less any amounts received by the Purchaser in respect of such Mortgage Loan and the related Purchase Price Percentage and (ii) with respect to any Performing Mortgage Loans only, the amount of interest on such Unpaid Principal Balance at the applicable Net Rate from the date to which interest has last been paid and distributed to the Purchaser, to and including the date of repurchase.

           Seller: As the context requires, any of Washington Mutual Bank, FA, Washington Mutual Bank fsb and/or Washington Mutual Bank and their respective assigns and successors in interest.

           Seller's Information: As defined in Section 6.1(d).

           Servicer: Washington Mutual Bank, FA, in its capacity as Servicer under the Servicing Agreement, and any permitted successor to or assignee of any servicing rights or obligations under the Servicing Agreement.

           Servicing Agreement: That certain Servicing Agreement of even date herewith between the Purchaser as owner and the Servicer.

           Servicing Cut-Off Date: As to each Mortgage Loan purchased on a Closing Date, the last day of the Due Period in which such Closing Date occurs.

           Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the Servicer as compensation for servicing and administering such Mortgage Loan. Such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the related Servicing Fee Rate, multiplied by (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan.

           Servicing Fee Rate: With respect to each Mortgage Loan, the annual rate at which the Servicing Fee shall be calculated, which annual rate is set forth in the related Commitment Letter and Assignment and Conveyance. In the event that the Index and Gross Margin of an ARM Loan are adjusted pursuant to the terms of the related Mortgage Note, the Servicing Fee Rate for such ARM Loan shall be the annual rate of the Servicing Fee in effect immediately prior to such adjustment.

           Subsequent Transfer Settlement Date: As defined in Section 6.1(a).

           Unpaid Principal Balance: With respect to each Mortgage Loan, as of any date of determination, (i) the Cut-Off Date Principal Balance, minus (ii) the principal portion of all payments made by or on behalf of the Mortgagor after such Cut-Off Date and received by the Purchaser.

           Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

ARTICLE 2.

SALE AND CONVEYANCE OF MORTGAGE LOANS;
POSSESSION OF FILES; PAYMENT OF PURCHASE
PRICE; DELIVERY OF MORTGAGE LOAN DOCUMENTS;
RECORDATION OF ASSIGNMENTS OF MORTGAGE

           Section 2.1.Sale and Conveyance of Mortgage Loans; Possession of Files

                     (a) On each Closing Date for any Loan Pool, contemporaneous with the receipt of the requisite consideration, the applicable Seller or Sellers shall deliver an executed Assignment and Conveyance with respect to the related Loan Pool. By such delivery, each Seller shall sell, transfer, assign, set over, and convey to the Purchaser, without recourse, but subject to the representations, warranties, terms and provisions of this Agreement, all the right, title, and interest of the Seller in and to the Mortgage Loans included in such Loan Pool, exclusive of the related servicing rights.

                     (b) The applicable Seller or Sellers hereby agree that the Mortgage Loans to be purchased under this Agreement will be described in the Schedule (the "Mortgage Loan Schedule") to be attached to the related Assignment and Conveyance. Such Mortgage Loan Schedule shall be in hard copy or "read-only" electronic format (as reasonably acceptable to such Seller and the Purchaser).

                     (c) Pursuant to Section 2.2, the applicable Seller or Sellers shall deliver to the Custodian the documents comprising the Collateral File with respect to each related Mortgage Loan included in a Loan Pool to be purchased by the Purchaser. Such documents shall, prior to payment for the related Mortgage Loan pursuant to Section 2.1(d) below, be held by the Custodian as custodian for the applicable Seller or Sellers. The documents comprising each Collateral File that are not required to be delivered to the Custodian pursuant to Section 2.2(a) and the documents comprising each Credit File shall, subject to payment for the related Mortgage Loan pursuant to Section 2.1(d) below, be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of such documents so held is at the will of the Purchaser, and such holding and possession is in trust for the Purchaser as the owner thereof and only for the purpose of servicing the Mortgage Loans. Upon payment for the related Mortgage Loan pursuant to Section 2.1(d) below, the beneficial ownership of each Mortgage Note, each Mortgage, and each of the other documents comprising the Collateral File and the Credit File with respect to such Mortgage Loan is and shall be vested in the Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the applicable Seller or Sellers or any agent or designee thereof shall immediately vest in the Purchaser and shall be delivered to the Custodian (in the case of the Collateral Documents) or the Servicer (in the case of the Credit Files or any other documents) to hold the same in a custodial capacity for Purchaser.

                     (d) In full consideration for the sale of each of the Mortgage Loans pursuant to Section 2.1(a) hereof, and upon the terms and conditions of this Agreement, on the related Closing Date the Purchaser shall pay to the applicable Seller or Sellers by wire transfer of immediately available funds the applicable Purchase Price for each Mortgage Loan purchased on such Closing Date.

                     (e) As of each Closing Date, the Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased on such Closing Date all Monthly Payments and all other recoveries of principal and interest (computed, as to each Mortgage Loan, at the Net Rate) due and received on and after the applicable Cut-Off Date, subject to the rights of the Servicer under the Servicing Agreement to reimbursement for certain costs, expenses and advances incurred or made pursuant thereto. All such amounts that are collected after the applicable Cut-Off Date through and including the related Closing Date shall be held and remitted by the Servicer in accordance with the terms of the Servicing Agreement.

           Section 2.2. Delivery of Mortgage Loan Documents Regarding Mortgage Loans

                     (a) Unless otherwise provided in the Commitment Letter, each Seller shall deliver or cause to be delivered to the Custodian, with respect to each Mortgage Loan sold by such Seller hereunder, prior to the related Closing Date, each of the following items or documents with respect to each such Mortgage Loan (unless otherwise agreed by the applicable Seller and the Purchaser):

                                 (i) With respect to each Mortgage Loan (other than a Cooperative Loan):

                                            (A) (1) the original Mortgage Note, endorsed (on the Mortgage Note or an allonge attached thereto) "Pay to the order of ____________________, without recourse," (or as otherwise specified in the related Commitment Letter), and signed by facsimile signature in the name of the last holder of record by an authorized officer; or

                                                       (2) a copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit, in a form reasonably acceptable to the Purchaser; or

                                                       (3) a lost note affidavit, without any copy of the Mortgage Note, in a form reasonably acceptable to the Purchaser.

                                            (B) the original Mortgage, with evidence of recording thereon, (and, in the case of a MOM Loan, with evidence of the MIN) or if such Mortgage has not yet been returned from the public recording office, a photocopy of such Mortgage certified by such Seller that such Mortgage has been delivered for recording;

                                            (C) unless such Mortgage Loan is a MERS Loan, the original Assignment of Mortgage, from such Seller signed by original signature of an authorized officer, in blank (or as otherwise specified in the related Commitment Letter), which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and the recording information);

                                            (D) unless such Mortgage Loan is a MOM Loan, originals of all intervening Assignments of Mortgage; and

                                            (E) originals or copies of all assumption, extension or modification agreements, if any;

                                 (ii) With respect to each Cooperative Loan, as applicable and as required by the applicable laws of the state in which the related Cooperative Apartment is located, copies of: (A) the proprietary lease, (B) the security agreement, (C) the assignment of the proprietary lease, with all intervening assignments showing a complete chain of title and an assignment thereof by such Seller, (D) the original stock certificate evidencing the ownership of the Cooperative Apartment endorsed or accompanied by a stock power relating to such stock certificate executed in blank, (E) a recognition agreement in form approved by Seller's underwriting guidelines, in substantially the same form as the standard "AZTECH" form, (F) copies of the financing statement filed by the applicable Seller as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the Seller in a form sufficient for filing, and (G) such other documents as are necessary for the perfection of a lien against the related Coop Ownership Interests under applicable law.

                     (b) In connection with the transfer of any MERS Loan pursuant to Section 2.1 hereof, the Servicer shall cause the MERS(R)System to indicate that such MERS Loan has been assigned to the Purchaser. The Purchaser may, in its discretion, direct the Servicer to deliver for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located, and cause to be duly recorded, any of the original Assignments of Mortgage referred to in Section 2.2(a)(i)(C). The Purchaser shall pay all recording fees relating to the recordation of the Assignments of Mortgage from the Seller to the Purchaser with its own funds.

                     (c) If requested by the Purchaser, the Servicer shall, at Purchaser's sole expense, create a xeroxed copy or an imaged copy of the documents contained in the Credit File of any Mortgage Loan and deliver, or cause to be delivered, each such xeroxed copy or, through an electronic medium, each such imaged copy to the Custodian or the Purchaser.

                     (d) If a Seller chooses to use facsimile signatures to endorse the Mortgage Notes, the Seller must provide an officer's certificate that the endorsement is valid and enforceable in the jurisdiction(s) in which the Mortgaged Properties are located and must retain in its corporate records the following specific documentation authorizing the use of facsimile signature: (i) a resolution from its board of directors authorizing specific officers to use facsimile signatures, stating that facsimile signatures will be a valid and binding act on the Seller's part; and authorizing the Seller's corporate secretary to certify the validity of the resolution; the names of the officers authorized to execute documents by using facsimile signatures, and the authenticity of specimen forms of facsimile signatures; (ii) the corporate secretary's certification of the authenticity and validity of the board of directors' resolution; and (iii) a notarized "certification of facsimile signature," which includes both the facsimile and the original signatures of the signing officer(s) and each officer's certification that the facsimile is a true and correct copy of his or her original signature.

                     (e) The Purchaser shall record all Assignment of Mortgages within sixty (60) days of receipt of such Assignment of Mortgage in recordable form.

          Section 2.3. Purchaser’s Due Diligence Review

          With respect to each Loan Pool, the Purchaser shall be entitled to conduct a due diligence review of the Mortgage Loans included in such Loan Pool. Such due diligence review shall be conducted in accordance with the timetable and any additional terms and conditions set forth in the related Commitment Letter.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF
THE SELLERS CONCERNING MORTGAGE LOANS; REPURCHASE OF MORTGAGE LOANS; REPRESENTATIONS AND
WARRANTIES OF THE PURCHASER

          Section 3.1. Individual Mortgage Loans

          Each of the Sellers hereby, severally and not jointly, represents and warrants to the Purchaser that, as to each Mortgage Loan sold by such Seller hereunder, as of the related Closing Date (except as otherwise indicated below):

                     (a) The information with respect to such Mortgage Loan, other than the Purchase Price Percentage, set forth on the related Mortgage Loan Schedule is true and correct in all material respects, as of the related Cut-Off Date.

                     (b) Immediately prior to the transfer of the Mortgage Loan to the Purchaser pursuant to Section 2.1, the Seller was the sole owner and holder of such Mortgage Loan, free and clear of any liens, claims, encumbrances, participation interests, equities, pledges, charges, or security interests of any nature, and had full right and authority to sell and assign such Mortgage Loan pursuant to this Agreement.

                     (c) With respect to each Mortgage Loan other than a Cooperative Loan, the Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property. The lien of the Mortgage is subject only to:

                                 (i) the lien of current real property taxes and assessments not yet due and payable;

                                 (ii) covenants, conditions, and restrictions, rights-of-way, easements and other matters of the public record as of the date of recording of such Mortgage, such exceptions being (1) acceptable to mortgage lending institutions making mortgage loans of the quality of the Mortgage Loan in the area where the Mortgage Property is located or (2) specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and contained in the Mortgage File;

                                 (iii) other matters which do not materially interfere with the benefits of the security intended to be provided by the Mortgage.

                     (d) Other than as indicated in the Mortgage File or the Mortgage Loan Schedule, the terms of the Mortgage and the Mortgage Note have not been waived, altered, or modified in any respect, except by a written instrument that has been recorded, if necessary, to protect the interest of the Purchaser and that is a part of the Mortgage File.

           Other than as indicated in the Mortgage File or the Mortgage Loan Schedule, no instrument of release, waiver, alteration, or modification has been executed in connection with such Mortgage Loan, and no Mortgagor has been released, in whole or in part.

                     (e) All improvements on the Mortgaged Property are insured against loss by fire and other hazards as are customary in the area where the Mortgaged Property is located pursuant either to insurance policies maintained by the Mortgagor or to a blanket insurance policy maintained by the applicable Seller or the Servicer. All insurance premiums, which previously became due and owing prior to or on the Cut-Off Date in respect thereof have been paid.

                     (f) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms in all material respects, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and convey the estate therein purported to be conveyed, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage.

                     (g) The Mortgage has been duly assigned and the Mortgage Note has been duly endorsed as provided in Section 2.2(a). Any Assignment of Mortgage delivered to the Purchaser pursuant to Section 2.2(a)(i)(C) is in recordable form except for the insertion of the name of the assignee and recording information and is acceptable for recording under the laws of the applicable jurisdiction.

                     (h) Any and all requirements of any federal, state, or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory or abusive lending or disclosure laws applicable to such Mortgage Loan have been complied with.

                     (i) Such Mortgage Loan (unless it is a Cooperative Loan) is covered by either an ALTA mortgage title insurance policy acceptable to the Seller, or such other generally used and acceptable form of policy and applicable endorsements acceptable to prudent mortgage lending institutions making loans in the area where the Mortgaged Property is located.

                     (j) The Mortgage Loan is not subject to any right of rescission, setoff, counterclaim or defense, and no such claim has been asserted with respect to any Mortgage Loan except counterclaims or defenses asserted by the Mortgagor and disclosed to the Purchaser.

                     (k) The Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial foreclosure. The Mortgage or Mortgage Note contains a provision that is, to the extent not prohibited by federal or state law, enforceable and that provides for the acceleration of the payment of the Unpaid Principal Balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

                     (l) If the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or shall become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                     (m) Such Mortgage Loan has been serviced in accordance with the proper, legal, prudent and customary servicing practices in the mortgage servicing industry.

                     (n) No Mortgage Loan is a "high cost" loan as defined under the Home Ownership and Equity Protection Act of 1994 or any state, federal or local law, regulation or ordinance applicable to the originating lender.

                     (o) To the Seller's knowledge, the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards and the Seller has not received any notice of any violation or potential violation of such law.

                     (p) There is no litigation, proceeding, governmental investigation, order, injunction, or decree outstanding, existing or relating to the Mortgage Loans, or to the Seller's knowledge, threatened, other than foreclosure proceedings, bankruptcy proceedings, and related claims.

                     (q) If such Mortgage Loan is a Cooperative Loan, the security instruments create a valid, enforceable and subsisting first priority security interest in the related cooperative shares securing the related cooperative note, subject only to (x) the lien of the related cooperative for unpaid assessments representing the Mortgagor's pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (y) other matters to which like collateral is commonly subject and which do not materially interfere with the benefits of the security intended to be provided; provided, however, that the related proprietary lease for the Cooperative Apartment may be subordinated or otherwise subject to the lien of a mortgage on the cooperative building.

                     (r) If such Mortgage Loan had at the time of origination a Loan to Value Ratio in excess of 80%, unless otherwise specified in the Mortgage Loan Schedule, such Mortgage Loan is subject to a primary mortgage insurance policy. Such primary mortgage insurance policy is in full force and effect, and no action has been taken and no event has occurred that has, or will result in the exclusion from, denial of, or defense to coverage.

           Section 3.2. Seller Representations

          Each of the Sellers hereby, severally and not jointly, represents and warrants to the Purchaser as to such Seller as of the Initial Closing Date and each Closing Date on which such Seller sells Mortgage Loans hereunder:

                     (a) If the Seller is Washington Mutual Bank, FA, the Seller is a federally chartered savings association, duly organized, validly existing and in good standing under the laws of the United States. If the Seller is Washington Mutual Bank fsb, the Seller is a savings bank, duly organized, validly existing and in good standing under the laws of the United States. If the Seller is Washington Mutual Bank, the Seller is a Washington state chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the State of Washington.

                     (b) The Seller has the corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to enter into, execute and deliver this Agreement, the Assignment and Conveyance and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby, have been duly and validly authorized. This Agreement, the Assignment and Conveyance and all other documents and instruments contemplated hereby, in each case assuming due authorization, execution and delivery by the Purchaser, evidence the valid, binding and enforceable obligations of the Seller, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditor's rights and (ii) to general principles of equity, whether such enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms.

                     (c) No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement and the transfer of legal title to the Mortgage Loans to the Purchaser, is required as to the Seller or, if required, such consent, approval, authorization, or order has been or shall, prior to the Effective Date, be obtained, except for any recordations of Assignments of the Mortgages to or for the benefit of the Purchaser pursuant to this Agreement.

                     (d) The consummation of the transactions contemplated by this Agreement, including without limitation the transfer and assignment of the Mortgage Loans to or for the benefit of the Purchaser pursuant to this Agreement and the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of the Seller and shall not (i) result in the breach of any term or provision of the charter or by-laws of the Seller, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement or other instrument to which the Seller or its property is subject, or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Seller or its property is subject.

                     (e) There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller which is likely (in the Seller's judgment) to materially and adversely affect the sale of the Mortgage Loans, or which would be likely to materially impair the ability of the Seller to perform its obligations under the terms of this Agreement.

          Section 3.3. Repurchase and Substitution

                     (a) Upon discovery by the Purchaser of a breach of any of the representations and warranties set forth in Sections 3.1 or 3.2 that materially and adversely affects the value of any Mortgage Loan, the Purchaser shall give prompt written notice to the Seller. The Seller shall promptly cure in all material respects any such breach or defect within 90 days of notice of such breach or defect and, if such breach or defect cannot be cured within such 90-day period, the Seller shall, either (i) repurchase the affected Mortgage Loan or (ii) reimburse the Purchaser an amount (the "Purchase Price Adjustment") equal to the reduction in value of the affected Mortgage Loan based upon the breach; provided, that, if the Seller and the Purchaser are unable to agree upon the Purchase Price Adjustment, the Seller shall repurchase such Mortgage Loan. Any such repurchase shall be at a price equal to the applicable Repurchase Price, and shall occur on the next Monthly Remittance Date and shall be accomplished by deposit in the Account of the amount of the Repurchase Price pursuant to Section 2.4 of the Servicing Agreement. Notwithstanding anything to the contrary in this Agreement, the Seller is under no obligation to repurchase any Mortgage Loan or pay any Purchase Price Adjustment if the Purchaser or its designee has renewed, renegotiated, modified, compromised, settled, released, sold or transferred the Mortgage Loan, Mortgaged Property, or Mortgagor in whole or in part in any material respect or impaired such Mortgage Loan in any material respect.

                     (b) It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 shall survive for a period of three years following the related Closing Date and shall inure to the benefit of the Purchaser; provided, that the representations and warranties under Sections 3.1(b), (c), (f), (h), (k), (m), (n) and (q) shall survive for the life of the Mortgage Loans. It is further understood and agreed that to the extent the Seller discloses, in writing, any information that would otherwise constitute a breach of a Section 3.1 or 3.2 representation or warranty prior to the Purchaser's purchase of a related Mortgage Loan, such disclosed information shall not constitute a breach which requires that the Seller cure the condition, repurchase the Mortgage Loan or pay any Purchase Price Adjustment. The Seller and the Purchaser may agree, however, to reprice any Mortgage Loan or remove such Mortgage Loan once the Seller discloses such breach in writing to the Purchaser.

                     (c) The Purchaser shall immediately take all steps necessary to effect the reconveyance of any repurchased Mortgage Loan, including all documentation with respect thereto, to the Seller. If, in accordance with Section 3.3(a), a Seller repurchases any MERS Loan, the Servicer shall be authorized to (i) cause the MERS(R)System to reflect such repurchase, or (ii) cause MERS to remove the repurchased Mortgage Loan from registration on the MERS(R)System and execute and deliver an Assignment of Mortgage to reflect the transfer of such Mortgage Loan to the Seller or its designee.

                     (d) It is understood and agreed that the obligations of a Seller set forth in this Section 3.3 constitute the sole remedies available to the Purchaser respecting a breach of the representations and warranties by such Seller set forth in Section 3.1 and Section 3.2. In no event shall Seller be liable for any additional damages, including without limitation, consequential, punitive, or exemplary damages, with respect to any breach.

                     (e) Any cause of action against a Seller relating to or arising out of the breach of any representation and warranty made by such Seller in Sections 3.1 and 3.2 shall accrue as to any Mortgage Loan only upon (i) discovery of such breach by the Purchaser, (ii) failure by such Seller to cure such breach or repurchase or pay any Purchase Price Adjustment with respect to such Mortgage Loan(s) as specified above and (iii) demand upon such Seller by the Purchaser for all amounts payable in respect of such Mortgage Loan.

          Section 3.4. Purchaser Representations

          The Purchaser hereby represents and warrants, as of each Closing Date on which the Purchaser purchases Mortgage Loans hereunder, that:

                     (a) The Purchaser is a company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                     (b) The Purchaser has the corporate power and authority to purchase each Mortgage Loan, to enter into, execute and deliver this Agreement, the related Assignment and Conveyance and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby, including without limitation, the repurchase obligations hereinafter contained, have been duly and validly authorized. This Agreement, the related Assignment and Conveyance and all other documents and instruments contemplated hereby, in each case assuming due authorization, execution and delivery by the Seller(s), evidence the valid, binding and enforceable obligations of the Purchaser, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditor's rights and (ii) to general principles of equity, whether such enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Purchaser to make this Agreement valid and binding upon the Purchaser in accordance with its terms.

                     (c) No consent, approval, authorization or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement is required as to the Purchaser, or, if required, such consent, approval, authorization or order has been or will, prior to the Effective Date, be obtained.

                     (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of the Purchaser, will not (i) result in the breach of any term or provision of the charter or by-laws of the Purchaser, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement or other instrument to which the Purchaser or its property is subject, or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Purchaser or its property is subject.

                     (e) There is no action, suit, proceeding or investigation pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which is likely (in the Purchaser's judgment) to materially and adversely affect the consummation of the transactions contemplated hereby, or which would be likely to materially impair the ability of the Purchaser to perform its obligations under the terms of this Agreement.

ARTICLE 4.

COVENANTS

           Section 4.1. Cooperation

          Each of the Sellers and the Purchaser shall cooperate fully with each other and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this Agreement. At any time, and from time to time after the Closing Date, upon the reasonable request of either party hereto, and at the expense of the requesting party, the non-requesting party shall do, execute, acknowledge and deliver, and shall cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required in order to accomplish any provision herein. In addition, in the event the Seller(s) or the Servicer determine subsequent to the Closing Date that it needs reasonable access to any documents relating to any Mortgage Loan for accounting, tax or litigation purposes, the Purchaser shall, upon reasonable notice by the applicable Seller or the Servicer, as the case may be, promptly provide copies of such documents to the extent reasonably necessary to satisfy such purposes.

           Section 4.2. Delivery of Documents

          On the dates specified herein, each party shall deliver to the appropriate persons specified herein all documents and instruments provided for hereunder.

           Section 4.3. Confidentiality

                      (a) From time to time the Sellers or the Servicer may provide to the Purchaser non-public personal, confidential or proprietary information of, about or relating to the Sellers or the Servicer, their respective parents, subsidiaries or affiliates, their respective customers, or individuals who may become customers of any such entity (collectively, "Confidential Information"). The Purchaser shall hold all Confidential Information in confidence to the same extent and in at least the same manner as the Purchaser protects its own non-public, personal, confidential or proprietary information. The Purchaser shall not disclose, publish, release, transfer or otherwise make available Confidential Information in any form to, or for the use or benefit of, any person or entity without the related Seller's or the Servicer's consent or as permitted in this Section 4.3(a) or as permitted in Section 4.3(b) below. The Purchaser shall be permitted, however, to disclose relevant aspects of the Confidential Information to its employees, agents, attorneys, accountants and rating agencies, but only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, however, that the Purchaser shall take all reasonable measures to ensure that the Confidential Information is not disclosed, published, released, transferred or duplicated or otherwise made available to others in contravention of the provisions of this Agreement or applicable law. The obligations under this Agreement shall not restrict any disclosure by the Purchaser required under any applicable law, or by order of any court, or government agency (provided that the Purchaser shall give prompt notice to the applicable Seller or Sellers of such order) and shall not apply with respect to information that (1) is developed by the Purchaser without violating the provisions of this Agreement, (2) becomes publicly known (other than through unauthorized disclosure), (3) is disclosed by the owner of such information to a third party free of any obligation of any confidentiality, (4) is already known by the Purchaser without an obligation of confidentiality other than pursuant to this Agreement or other confidentiality agreements entered into before the date of this Agreement between the applicable Seller or Sellers and the Purchaser or (5) is rightfully received by the Purchaser free of any obligation of confidentiality. The Seller, the Servicer and the Purchaser each hereby agrees to fully comply with all applicable laws, rules and regulations (including, without limitation, the Gramm-Leach Bliley Act and the regulations promulgated thereunder) governing the confidentiality of any information acquired from or concerning the Mortgagors.

                      (b) Notwithstanding other provisions of this Agreement (including the confidentiality provision in Section 4.3(a)), each Seller, the Servicer and the Purchaser (and each employee, representative or other agent of any of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as those terms are defined in Treasury Regulations Section 1.6011-4(c) of all transactions covered by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such tax treatment and tax structure.

           Section 4.4. Servicing

          Each of Washington Mutual Bank and Washington Mutual Bank fsb, for purposes of the servicing of all Mortgage Loans sold by it hereunder, hereby appoints Washington Mutual Bank, FA as its agent and subservicer for purposes of acting as Servicer and servicing such Mortgage Loans on behalf of the Purchaser pursuant to the Servicing Agreement. Each of the Sellers shall cause the Servicing Agreement to be executed by the Servicer on or before the Initial Closing Date.

ARTICLE 5.

CONDITIONS TO PURCHASE

          The closing for the purchase and sale of the Mortgage Loans identified on the related Asset Schedules shall take place on the Closing Date specified in the related Assignment and Conveyance or such other date as the parties may mutually agree. The obligation of each Seller to sell each Mortgage Loan and the obligation of the Purchaser to purchase each Mortgage Loan shall be subject to each of the following conditions:

           Section 5.1. Effective Date and Closing Date Documents

          On the Effective Date, the Purchaser shall have received the Effective Date Documents duly executed by all signatories thereto. At each subsequent Closing Date, the Purchaser and the applicable Sellers each shall furnish to the other a fully executed counterpart of the Closing Date Documents.

           Section 5.2. Correctness of Representations and Warranties

          All of the representations and warranties of the applicable Seller or Sellers under this Agreement shall be true and correct in all material respects as of such Closing Date (except as otherwise expressly provided for herein), and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

           Section 5.3. Compliance With Conditions

          All other terms and conditions of this Agreement shall have been complied with in all material respects.

          Subject to the foregoing conditions, the Purchaser shall pay to the applicable Seller or Sellers on the related Closing Date the related Purchase Price for the Mortgage Loans by wire transfer of immediately available funds to the account designated by such Seller.

ARTICLE 6.

PASS-THROUGH AND WHOLE LOAN TRANSFERS

           Section 6.1. Pass-Through Transfers or Whole-Loan Transfers

                     (a) Upon 15 days' prior written notice of intent to the applicable Seller(s) and the Servicer, the Purchaser may, at its sole option, effect one or more Whole Loan Transfers or Pass-Through Transfers with respect to some or all of the Mortgage Loans in a Loan Pool purchased on any Closing Date, retaining the Servicer as the servicer or subservicer if a Master Servicer is employed as provided in Section 6.2; provided, however, that neither the Purchaser nor any of its permitted assignees may effect a Whole Loan Transfer or a Pass-Through Transfer with respect to Mortgage Loans in any Loan Pool if: (i) more than three investors would own Mortgage Loans in such Loan Pool at any one time; provided, however, that in connection with any Pass-Through Transfer where the same Master Servicer is appointed to service such Mortgage Loans in multiple securitizations, each such securitization trust related to such Pass-Through Transfer shall be deemed to be one investor for purposes of this Section 6.1(a)(i) (unless otherwise stated in the related Commitment Letter), (ii) any single investor would own Mortgage Loans from such Loan Pool having an aggregate Unpaid Principal Balance immediately after such Whole Loan Transfer or Pass-Through Transfer of less than $5,000,000, (iii) the applicable Seller(s) and the Servicer are not provided with initial drafts of all documents for which such Sellers and Servicer are requested to become a party in connection with such Whole Loan Transfer or Pass-Through Transfer at least 10 days prior to the related settlement date (the "Subsequent Transfer Settlement Date"), (iv) a final list of the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer is not provided to the Servicer at least 2 Business Days prior to the related Subsequent Transfer Settlement Date, (v) any Mortgage Loan is subject to more than one Whole Loan Transfer or Pass-Through Transfer in any given Due Period, or (vi) the related Subsequent Transfer Settlement Date occurs on or prior to the related Servicing Cut-Off Date.

                     (b) Purchaser shall reimburse each Seller for all reasonable out-of-pocket expenses, including attorneys' fees, incurred by such Seller in connection with each Whole Loan Transfer or Pass-Through Transfer. Upon two (2) Business Days written notification from the Purchaser of a Whole Loan Transfer or a Pass-Through Transfer, the Seller shall provide to Purchaser an estimate of such expenses.

                     (c) In connection with each Whole Loan Transfer or Pass-Through Transfer permitted under this Section 6.1, each of the Sellers, as applicable, shall: (i) provide the Purchaser with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Whole Loan Transfer or Pass-Through Transfer (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide such information); and (ii) cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein.

                     (d) With respect to any Whole Loan Transfer or Pass-Through Transfer permitted under this Section 6.1 in which a prospectus, prospectus supplement or other disclosure document (a "Disclosure Document") is prepared in connection therewith, and in which a substantial portion of the mortgage loans in the related transaction consist of Mortgage Loans, each of the Sellers, as applicable, shall:

                                 (i) provide for inclusion as part of such Disclosure Document (A) the regulatory status of such Seller and its affiliates, (B) an update of the characteristics set forth on the Mortgage Loan Schedule for the applicable Mortgage Loans sold by such Seller, (C) the origination and underwriting criteria related to the applicable Mortgage Loans sold by such Seller and (D) delinquency and foreclosure information of the type typically provided by such Seller in connection with mortgage loans originated by such Seller and securitized by third parties (the information referred to in this sentence, in the form provided to Purchaser, being "Seller's Information"); and

                                 (ii) severally and not jointly, (A) indemnify and hold harmless the transferee under any permitted Pass-Through Transfer, the Purchaser and each Person, if any, who "controls" such transferee, if any, or the Purchaser within the meaning of the Securities Act of 1933, as amended (an "Indemnified Party"), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in Seller's Information provided by such Seller and included in a Disclosure Document, and (B) reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

                     (e) With respect to any Pass-Through Transfer permitted under this Section 6.1 in which all or substantially all of the mortgage loans in the related transaction consist of Mortgage Loans, each of the applicable Sellers shall:

                                 (i) execute and deliver a pooling and servicing agreement containing terms and conditions that are consistent with the terms and conditions set forth herein and in the Servicing Agreement and that are customary for public or private, rated transactions for the issuance of pass-through certificates backed by mortgage loans similar to the Mortgage Loans included in such Pass-Through Transfer; provided, that (A) any servicing reporting requirements must be consistent with the standard practices of Washington Mutual Bank, FA and (B) each of the parties to such pooling and servicing agreement negotiates in good faith any terms or conditions in such pooling and servicing agreement not specifically referenced or provided for under this Agreement or the Servicing Agreement; provided further, that with respect to any private transaction, such pooling and servicing agreement shall not contain terms and conditions that are more onerous than the terms and conditions that are customary in a public rated transaction; and

                                 (ii) provide Purchaser with opinions of counsel as to such Seller's corporate authority and the enforceability of the pooling and servicing agreement against such Seller, audit letters addressing the delinquency and foreclosure statistics of Washington Mutual Bank, FA and certificates from public officials, each as such Seller shall reasonably determine to be necessary to effect such Pass-Through Transfer.

                     (f) With respect to any Whole Loan Transfer or Pass-Through Transfer in which a Disclosure Document is prepared in connection therewith, the Purchaser shall:

                                 (i) provide each Seller with all drafts of the Seller's Information when produced and revise the Seller's Information in accordance with such Seller's comments to correct any information therein at the Purchaser's cost; and

                                 (ii) (A) indemnify and hold harmless each of the Sellers against any losses, claims, damages or liabilities to which such Seller may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in such Disclosure Document (other than an untrue statement of material fact contained in the Seller's Information), or (y) arise out of or are based upon the omission to state in such Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless the material fact omitted would constitute Seller's Information) and (B) reimburse each Seller for any legal or other expenses reasonably incurred by such Seller in connection with investigating or defending any such loss, claim, damage, liability or action.

           Section 6.2. Designation of a Master Servicer

           Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms of the Servicing Agreement, the Purchaser shall have the right, in its sole discretion, upon thirty (30) days’ prior written notice to the Sellers, to appoint and designate a master servicer (the “Master Servicer”), as master servicer of any Mortgage Loans subject to a Whole Loan Transfer or Pass-Through Transfer permitted under Section 6.1. Upon such appointment, the Sellers shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the “Purchaser” hereunder. Furthermore, the Master Servicer shall have all rights as designee of the Purchaser to enforce the representations and warranties, and all other covenants and conditions set forth in this Agreement, and the Sellers shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Purchaser. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Purchaser, and the Sellers shall have the right to rely on all such waivers and consents. The Master Servicer shall be empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Purchaser’s designee hereunder, and such amendments or modifications shall be binding upon the Purchaser as if the Purchaser had executed and delivered the same.

ARTICLE 7.

MISCELLANEOUS PROVISIONS

           Section 7.1. Amendment

           This Agreement may be amended from time to time by the Sellers and the Purchaser solely by written agreement signed by the Sellers and the Purchaser.

           Section 7.2. Governing Law

           This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

           Section 7.3. Indemnification

           Subject to the provisions of Section 3.3(b), the applicable Seller or Sellers, severally and not jointly, agree to indemnify the Purchaser and hold the Purchaser harmless against any and all third-party claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs and judgments that are related to or arise directly from a breach of any representation or warranty or covenant under this Agreement, the related Assignment and Conveyance, and the related Commitment Letter.

           The Purchaser agrees to indemnify each Seller and to hold each of them harmless against any and all third-party claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs and judgments that are related to or arise directly from a breach of any representation and warranty or covenant of the Purchaser under this Agreement, the related Assignment and Conveyance, and the related Commitment Letter.

           The Purchaser acknowledges and agrees that the obligations of the applicable Seller or Sellers set forth in Section 3.3 to cure or repurchase a defective Mortgage Loan and the obligations to indemnify the Purchaser as provided in this Section 7.3 constitute the sole remedies afforded the Purchaser respecting a breach of a representation or warranty set forth in Sections 3.1 or 3.2.

           Section 7.4. General Interpretive Principles

           For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                     (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                     (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                     (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

                     (d) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this Rule shall also apply to Paragraphs and other subdivisions;

                     (e) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                     (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

           Section 7.5. Reproduction of Documents

           This Agreement and all documents relating hereto, including (i) consents, waivers, and modifications which may hereafter be executed, (ii) the Effective Date Documents, the Closing Date Documents and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic, or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

           Section 7.6. Notices

           All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if personally delivered, sent by facsimile, mailed by registered mail, postage prepaid or delivered by a nationally recognized overnight courier, to

(i) in the case of the Sellers:

Washington Mutual Bank, FA
Washington Mutual Bank fsb
Washington Mutual Bank
1201 Third Avenue, WMT0511
Seattle, Washington 98101
Attention: General Counsel
Telephone: (206) 461-8890
Facsimile: (206) 461-5739

(ii) in the case of the Servicer:

Washington Mutual Bank, FA 19850 Plummer St. (Mail Stop N070205) Chatsworth, CA 91311 Attention: Vice President of Investor Reporting Telephone: (818) 775-2278 Facsimile: (818) 775-2819

or such other address as may hereafter be furnished to the Purchaser in writing by a Seller or the Servicer, and

(iii)

EMC Mortgage Corporation MacArthur Ridge II 909 Hidden Ridge Drive, Suite 200 Irving, TX 75038 Attention: Ralene Ruyle Telephone: 972-444-2800 Facsimile: 972-444-2880

or such other address as may hereafter be furnished to each of the Sellers and the Servicer in writing by the Purchaser.

           Notwithstanding the foregoing, any demand, notice, consent, waiver or communication may be given by any other means if the parties hereto agree to such alternative means in writing.

           Section 7.7. Severability of Provisions

           If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions, or terms of this Agreement or the rights of the parties hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

           Section 7.8. Exhibits

           The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

           Section 7.9. Counterparts; Successors and Assigns

           This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Sellers and the Purchaser. Notwithstanding the foregoing, (a) none of the Sellers shall assign its rights and obligations under this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed and (b) the Purchaser may not assign its rights and obligations under this Agreement except (i) as provided in Article 6, or (ii) with the prior written consent of the applicable Seller or Sellers, which consent shall not be unreasonably withheld or delayed.

           Section 7.10. Effect of Headings

           The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

           Section 7.11. Other Agreements Superseded; Entire Agreement

           This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement, together with all Commitment Letters and Assignment and Conveyances delivered or entered into pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof. If any provision of the Assignment and Conveyance conflicts with any provision of the Agreement, the Assignment and Conveyance shall control. If any provision of this Agreement conflicts with any provision of any Commitment Letter, the provisions of this Agreement shall control.

           Section 7.12. Survival

           Except as provided in Section 3.3, the representations, warranties, and covenants of the parties and the parties’ obligations hereunder shall survive the execution and delivery of this Agreement.

           Section 7.13. Intention of the Parties

           It is the intention of the parties that the Purchaser is purchasing, and each Seller is selling Mortgage Loans and not a debt instrument of such Seller or other security. Accordingly, the parties hereto each intend to treat each of the transactions hereunder for federal income tax purposes as a sale by each Seller, as applicable, and a purchase by the Purchaser, of Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Credit Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans, and the applicable Seller or Sellers shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

           Section 7.14. Costs

           Each party will pay all costs, fees and expenses incurred (including the fees of its attorneys) in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

           Section 7.15. Obligations of the Sellers

           The obligations and liability of each of the Sellers under this Agreement are several, and no Seller shall be responsible for the obligations of any other Seller under this Agreement. Each representation, warranty, indemnity and covenant made by one Seller under the Agreement is made by, or on behalf of, and with respect to, that Seller only and not any other Seller.

           Section 7.16. Attorneys’ Fees

           If any party retains an attorney to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees from the non-prevailing party (or parties), including, without limitation, fees incurred in arbitration and in trial and appellate courts, fees incurred without suit, and all arbitration, court and accounting costs.

           Section 7.17 Third Party Beneficiary

           The Servicer shall be a third party beneficiary of all of the covenants and representations and warranties made to the Seller by the Purchaser and the Servicer shall be entitled to enforce the provisions hereof.

           Section 7.18 Waiver of Jury Trial

           Each party hereby knowingly, voluntarily and intentionally, waives (to the extent permitted by applicable law) any right it may have to a trial by jury of any dispute arising under or relating to this Agreement and agrees that any such dispute shall be tried before a judge sitting without a jury.

           Section 7.19 Nonsolicitation

          Each Seller covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude such Seller or any of its affiliates from (a) engaging in general solicitations to its customer base, including by mass mailing or as part of monthly or periodic statements mailed to its borrowers or to holders of deposit or other accounts, (b) engaging in solicitations to the general public, including without limitation by mass mailing, newspaper, radio, television or other media which are not specifically directed toward the Mortgagors, (c) engaging in solicitations of optional insurance or other bank products (not including mortgage loans) (d) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts a Seller to request the refinancing of the related Mortgage Loan, or (e) engaging in any action to solicit the refinancing of any Mortgage Loan to the extent such action would be permitted under the Fannie Mae Selling Guide or the Fannie Mae Servicing Guide if the Mortgage Loans were owned or securitized by Fannie Mae.

[signatures follow]

          TO WITNESS THIS, the Sellers and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase and Sale Agreement by their duly authorized respective officers as of the day and year first above written.

WASHINGTON MUTUAL BANK, FA a federally chartered savings association By: _________________________________ Name: _________________________________ Title: _________________________________

WASHINGTON MUTUAL BANK FSB a federal savings bank By: _________________________________ Name: _________________________________ Title: _________________________________

WASHINGTON MUTUAL BANK a Washington state chartered stock savings bank By: _________________________________ Name: _________________________________ Title: _________________________________

EMC MORTGAGE CORPORATION a Delaware corporation By: _________________________________ Name: _________________________________ Title: _________________________________

STATE OF WASHINGTON COUNTY OF KING	) ) ss. )

          This instrument was acknowledged before me on ______________________, 200_, by _____________________ as _________________________ of Washington Mutual Bank, FA.

[Print Name]_________________________
NOTARY PUBLIC in and for the State of Washington,
residing at _____________________________________________
My commission expires ___________________________________

STATE OF WASHINGTON COUNTY OF KING	) ) ss. )

          This instrument was acknowledged before me on ______________________, 200_, by _____________________ as _________________________ of Washington Mutual Bank fsb.

[Print Name]_________________________
NOTARY PUBLIC in and for the State of Washington,
residing at _____________________________________________
My commission expires ___________________________________

STATE OF WASHINGTON COUNTY OF KING	) ) ss. )

          This instrument was acknowledged before me on ______________________, 200_, by _____________________ as _________________________ of Washington Mutual Bank.

[Print Name]_________________________
NOTARY PUBLIC in and for the State of Washington,
residing at _____________________________________________
My commission expires ___________________________________

STATE OF WASHINGTON COUNTY OF KING	) ) ss. )

          This instrument was acknowledged before me on ______________________, 200_, by _____________________ as _________________________ of _______________.

[Print Name]_________________________
NOTARY PUBLIC in and for the State of Washington,
residing at _____________________________________________
My commission expires ___________________________________

EXHIBIT A-1

CONTENTS OF COLLATERAL FILE

          With respect to each Mortgage Loan, unless otherwise agreed by the applicable Seller and the Purchaser, the Collateral File shall include each of the following items:

           A._______With respect to each Mortgage Loan (other than a Cooperative Loan):

1. (i) The original Mortgage Note, endorsed (on the Mortgage Note or an allonge attached thereto) "Pay to the order of _______________________, without recourse," (or as otherwise specified in the related Commitment Letter), and signed by facsimile signature in the name of such Seller by an authorized officer;

(ii) or a copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit, in a form reasonably acceptable to the Purchaser;

(iii) or a lost note affidavit, without any copy of the Mortgage Note, in a form reasonably acceptable to the Purchaser.

2. The original Mortgage (other than a Cooperative Loan), with evidence of recording thereon (and in the case of a MOM Loan, with evidence of the MIN), or if such Mortgage has not yet been returned from the public recording office, a photocopy of such Mortgage certified by the Seller that such Mortgage has been delivered for recording.

3. Unless such Mortgage Loan is a MERS Loan, the original Assignment of Mortgage, from the Seller signed by original signature of an authorized officer, in blank (or as otherwise specified in the related Commitment Letter), which assignment shall be in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information).

4. Unless such Mortgage Loan is a MOM Loan, originals or copies of all intervening Assignments of Mortgage.

5. Originals or copies of all assumption, extension or modification agreements, if any.

           B. With respect to each Cooperative Loan, as applicable, and as required by the applicable laws of the state in which the related Cooperative Apartment is located, copies of (1) the proprietary lease; (2) the security agreement; (3) the assignment of the proprietary lease, with all intervening assignments showing a complete chain of title and an assignment thereof by the applicable Seller; (4) the original stock certificate evidencing the ownership of the Cooperative Apartment, endorsed or accompanied by a stock power relating to such stock certificate executed in blank; (5) a recognition agreement in form approved by the applicable Seller’s underwriting guidelines, in substantially the same form as the standard “AZTECH” form; (6) copies of the financing statement filed by the applicable Seller as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the applicable Seller in a form sufficient for filing; and (7) such other documents as are necessary for the perfection of a lien against the related Coop Ownership Interests under applicable law.

EXHIBIT A-2

CONTENTS OF CREDIT FILE

          With respect to each Mortgage Loan, unless otherwise agreed by the applicable Seller and the Purchaser, the Credit File shall include each of the following items:

1.	Copy of survey of the Mortgaged Property, if available.

2.	Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy (i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.).

3.	Evidence of a hazard insurance policy and, if required by law, a flood insurance policy, with extended coverage of the hazard insurance policy. (Note: Evidence shall be maintained by the applicable Seller in electronic form. The applicable Seller shall produce a paper copy of such evidence upon request by the Purchaser.)

4.	Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

5.	Residential loan application.

6.	Verification of employment and income (if required pursuant to the Seller's underwriting criteria).

7.	Verification of acceptable evidence of source and amount of down payment (to the extent required under the Seller's underwriting guidelines).

8.	Credit report on the Mortgagor.

9.	Residential appraisal report.

10.	Photograph of the property.

11.	Executed disclosure statement.

12.	Insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, correspondence, current and historical computerized data files, underwriting standards used for origination, and all other papers and records developed or originated by the applicable Seller or others required to document the Mortgage Loan or to service the Mortgage Loan, as available.

13.	A copy or an imaged copy on CD ROM of the policy of title insurance, including any endorsements thereto or marked commitment (or if such policy has not yet been issued by the insurer, the preliminary title report).

14.	A copy or an imaged copy on CD ROM of the executed Power of Attorney, if any.

15.	A copy or an imaged copy on CD ROM of the original Primary Mortgage Insurance Policy, if any.

EXHIBIT B

ASSIGNMENT AND CONVEYANCE

(Washington Mutual—EMC Mortgage Corporation)

           This Assignment and Conveyance (the “Assignment and Conveyance”) is dated June 1, 2003, by: WASHINGTON MUTUAL BANK, FA, a savings association organized under the laws of the United States, WASHINGTON MUTUAL BANK fsb, a savings bank organized under the laws of the United States and WASHINGTON MUTUAL BANK, a Washington state chartered stock savings bank, as sellers (each, a “Seller” and, collectively, the “Sellers”) and EMC Mortgage Corporation, a Delaware corporation (the “Purchaser”).

           This Assignment and Conveyance is made pursuant to the terms and conditions of the Mortgage Loan Purchase and Sale Agreement (the “Agreement”), dated as of June 1, 2003, among Sellers and the Purchaser, the provisions of which are incorporated here, as such terms may be modified or supplemented here. All capitalized terms shall have the meanings ascribed to them in the Agreement, unless otherwise defined herein.

           The Purchaser hereby purchases from Sellers and each Seller hereby sells to the Purchaser, severally and not jointly, all of Seller’s right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule attached hereto as Schedule I, in accordance with the terms of the Agreement, as such terms may be supplemented or modified by this Assignment and Conveyance. From this date forward, Washington Mutual Bank, FA, shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans in accordance with the terms of the Servicing Agreement, dated as of June 1, 2003, between Washington Mutual Bank, FA, as servicer, and Purchaser.

           1. Definitions

           For purposes of the Mortgage Loans to be sold pursuant to this Assignment and Conveyance, the following terms shall have the following meanings:

Aggregate Principal Balance (as of the Cut-Off Date): Closing Date: Cut-off Date: Initial Weighted Average Mortgage Loan Net Rate: Servicing Fee Rate:	$132,459,325.14 June 27, 2003 June 13, 2003 5.667% 25 basis points

           2. Additional Closing Conditions:

a. In addition to the foregoing and to the conditions specified in the Agreement, the obligation of each of the Sellers and the Purchaser is subject to the fulfillment, on or prior to the relevant Closing Date, of the following additional conditions:

The Purchaser or any of its permitted assignees shall not effect a Whole Loan Transfer or a Pass-Through Transfer unless the following conditions are met: (i) the maximum number of investors that own the Mortgage Loans at any one time is three; provided, however, that in connection with any Pass-Through Transfer where the same Master Servicer is appointed to service such Mortgage Loans in multiple securitizations, each such securitization trust related to such Pass-Through Transfer shall be deemed to be one investor for purposes of this Section 2a, (ii) no single investor owns Mortgage Loans having an aggregate Unpaid Principal Balance immediately after such Whole Loan Transfer or Pass-Through Transfer of less than $5,000,000, (iii) the applicable Seller(s) and the Servicer are provided with initial drafts of all documents for which such Sellers and Servicer are requested to become a party in connection with such Whole Loan Transfer or Pass-Through Transfer at least 10 days prior to the Subsequent Transfer Settlement Date, (iv) a final list of the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer is provided to the Servicer at least 2 Business Days prior to the related Subsequent Transfer Settlement Date, (v) no Mortgage Loan is subject to more than one Whole Loan Transfer or Pass-Through Transfer in any given Due Period and (vi) the Subsequent Transfer Settlement Date occurs after the related Servicing Cut-Off Date.

           3. Additional Loan Documents:

a. In addition to the contents of the Collateral File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:

[None].

           4. [Additional] [Modification Of] Representations and Warranties:

a. In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the applicable Seller makes the following additional representations and warranties with respect to each of the Mortgage Loans to be sold by such Seller on the Closing Date:

To the extent that the predatory lending bill, Intro. No. 67-A (the “NYC Ordinance”) is no longer stayed and becomes effective, the Sellers shall comply with the following representation: None of the Mortgage Loans are classified and/or defined as a “high-cost home loan” under the administrative code, or other applicable law, regulation or ordinance, of the City of New York.

b. [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date or with respect to each of the Sellers, the representations and warranties set forth in Section 3.1 and Section 3.2 of the Agreement shall be modified to read as follows:

[No change].

c. Except as modified here, Sections 3.1 and 3.2 of the Agreement remain in full force and effect as of the date of this Assignment and Conveyance.

           5. Repurchase Price for Assets Repurchased for Breach of Representation or Warranty

The repurchase price for any Mortgage Loan to be repurchased pursuant to Section 3.3 of the Agreement shall be calculated as set forth in Section 3.3 of the Agreement.

           6. Documentation Defects to be Cured

The Mortgage Loans shown on Schedule II attached hereto contain documentation defects as described therein. If the applicable Seller has not taken the corrective action described in Schedule II within forty-five (45) days of the Closing Date, the Purchaser may give prompt written notice to the Seller (which notice may be by confirmed facsimile transmission) and the Seller shall repurchase any such Mortgage Loan at the Repurchase Price; provided, however, that with respect to any documentation defect relating to a Cooperative Loan, the Seller shall have ninety (90) days from the Closing Date to cure such documentation defect.

           7. Documentation Defects Disclosed Pursuant to Section 3.3(B)

The Mortgage Loans shown on Schedule III attached hereto contain documentation defects as described therein. Pursuant to Section 3.3(b) of this Agreement, the Sellers hereby disclose these defects on Schedule III and the parties agree that such disclosed information that would otherwise constitute a breach of a Section 3.1 or 3.2 representation or warranty shall not constitute a breach that requires the Seller to cure the breach, repurchase the Mortgage Loan or pay any Purchase Price Adjustment. In the event that any Mortgage Loan is shown on both Schedule II and Schedule III, the Seller will cure any documentation defect only to the extent that such documentation defect relates to the contents of the Collateral File.

[signatures follow]

          TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

WASHINGTON MUTUAL BANK, FA a federally chartered savings association By: _________________________________ Name: _________________________________ Title: _________________________________

WASHINGTON MUTUAL BANK FSB a federal savings bank By: _________________________________ Name: _________________________________ Title: _________________________________

WASHINGTON MUTUAL BANK a Washington state chartered stock savings bank By: _________________________________ Name: _________________________________ Title: _________________________________

EMC MORTGAGE CORPORATION a Delaware corporation By: _________________________________ Name: _________________________________ Title: _________________________________

SCHEDULE I TO ASSIGNMENT AND CONVEYANCE

MORTGAGE LOAN SCHEDULE *

* To be attached as diskette in “read-only” format.

SCHEDULE II TO ASSIGNMENT AND CONVEYANCE

DOCUMENTATION DEFECTS TO BE CURED

SCHEDULE III TO ASSIGNMENT AND CONVEYANCE

DOCUMENTATION DEFECTS DISCLOSED PURSUANT TO SECTION 3.3(B)

EXHIBIT C

LIMITED POWER OF ATTORNEY
TO EMC MORTGAGE CORPORATION

PREPARED BY:

Name: ___________________
Address: ___________________
Telephone: ___________________

KNOW ALL MEN BY THESE PRESENTS:

          WHEREAS, pursuant to the terms of the Mortgage Loan Purchase and Sale Agreement dated as of June 25, 2003 (the “Purchase Agreement”), among Washington Mutual Bank, FA, Washington Mutual Bank fsb, Washington Mutual Bank (each a “Seller” and together, the “Sellers”) and EMC Mortgage Corporation (the “Purchaser”), is selling certain mortgage loans (the “Mortgage Loans”) to EMC;

           AND WHEREAS, ______ is providing this Limited Power of Attorney pursuant to the Purchase Agreement;

(6)	NOW, THEREFORE, in consideration of the mutual promises, obligations and covenants contained herein and in the Purchase Agreement and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, ______ does hereby make, constitute and appoint EMC, ______'s true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in ______'s name, place and stead: (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of EMC, and all Form UCC-2 or UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, and to evidence, provide notice of and perfect such assignments and conveyances in favor of EMC in the public records of the appropriate filing and recording offices; and (ii) to file or record in the appropriate public filing or recording offices, all other Mortgage Loan documents to be recorded under the terms of the Purchase Agreement or any such Mortgage Loan which have not been submitted for filing or recordation by ______ on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices

This Limited Power of Attorney may be utilized fully to all intents and purposes as _________ might or could do if personally present, hereby ratifying and confirming all that EMC as said attorney in fact shall lawfully do or cause to be done by virtue hereof.

ARTICLE I

          The enumeration of particular powers herein is not intended in any way to limit the grant to EMC as ______‘s attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as ______ might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and ______ agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of Article III below. Any and all third parties dealing with EMC as ______‘s attorney-in-fact may rely completely, unconditionally and conclusively on the authority of EMC, as applicable, and need not make any inquiry about whether EMC is acting pursuant to the Purchase Agreement. Any purchaser, title insurance company or other third party may rely upon a written statement by EMC that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Purchase Agreement.

ARTICLE II

          Any act or thing lawfully done hereunder by EMC shall be binding on ______ and ______‘s successors and assigns.’

ARTICLE III

          This Limited Power of Attorney shall continue in full force and effect until the earliest occurrence of any of the following events:

(i)	with respect to any Mortgage Loan, such Mortgage Loan is no longer a part of the Purchase Agreement;

(ii)	the termination of the Purchase Agreement in accordance with its terms; and

(iii)	the Servicing Transfer Date.

          Nothing herein shall be deemed to amend or modify the Purchase Agreement or the respective rights, duties or obligations of ______ under the Purchase Agreement, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

ARTICLE IV

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Purchase Agreement.

          IN WITNESS WHEREOF, ______ has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of _____ ___, 2003.

______________________________________ By:____________________________________ Name:__________________________________ Title:_________________________________

ACKNOWLEDGEMENT

STATE OF ______________________ COUNTY OF _____________________	) ) ss. )

          On this ___ day of __________, 2003, before me appeared _______________________, to me personally known, who, being by me duly sworn did say that he/she is the _____________________ of _____________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said ____________ acknowledged said instrument to be the free act and deed of said corporation.

____________________________________________ Name:_____________________________________________________ Notary Public in and for said County and State

My Commission Expires:

____________________________